SECURITIES AND EXCHANGE COMMISSION


                 		    WASHINGTON, DC  20549


                        			  FORM 8-K


                		       CURRENT REPORT


          	   Pursuant to Section 13 or 15(d) of the
        	       Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):


               		      November 13, 1995


                		  ALPHA 1 BIOMEDICALS, INC.


         (Exact name of registrant as specified in its charter)


      DELAWARE            0-15070                 52-1253406
  (State or other     (Commission File          (IRS Employer
  jurisdiction of         Number)            Identification No.)
   incorporation)


                		    Two Democracy Center
		                    6903 Rockledge Drive
                      			 Suite 1200
               		     Bethesda, MD  20817
      (Address, including Zip Code, of principal executive offices)

        Registrant's telephone number, including area code:
		                      (301) 564-4400



Item 5.  Other Events

	  On November 13, 1995, Alpha 1 Biomedicals, Inc. (the "Company") entered into an Agreement of Merger (the "Merger Agreement") with Alpha 1 Acquisition Corp. ("Acquisition"), a corporation formed by affiliates of The Castle Group, Ltd. ("Castle"). The Company's reasons for entering into the Merger Agreement are to secure additional financing to fund continuing operations and to diversify its technology base.

The Merger Agreement

	  The following summary of the material terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as
Exhibit 1 and is hereby incorporated by reference.

	  Conditions to this Merger.  Under the Merger
Agreement, upon the satisfaction of the terms and conditions thereof, Acquisition would be merged with and into the Company (the "Merger"). In addition to the satisfaction of customary conditions, including approval of the Merger by the holders of a majority of the Company's common stock, par value $.001 per share ("Company Common Stock"), at a special meeting of stockholders, completion of the Merger is contingent upon the following conditions precedent, unless any of them are waived by the applicable party:

	  (1) Equity Financing. Currently, Acquisition has only nominal assets. It is a condition to the obligation of the Company to effect the Merger that Acquisition complete an equity financing that raises gross proceeds of at least $5 million (the "Financing Condition"). Under the Merger Agreement, Acquisition is obligated to commence as soon as practicable and use commercially reasonable efforts to complete an equity financing that yield gross proceeds of not less than $5 million and not more than $10 million (the "Equity Financing").

	  In the Equity Financing, Acquisition will be obligated to (i) pay to Paramount Capital, Inc. ("Paramount"), an affiliate of Castle, a commission equal to 9% of the proceeds of the Equity Financing and a nonaccountable expense allowance equal to 4% of the proceeds of the Equity Financing,
(ii) reimburse Paramount for all legal and other costs incurred in connection with the offering, and (iii) issue to Paramount warrants to purchase the number of Acquisition shares equal to 5% of the Acquisition shares sold in the Equity Financing (which warrants would be converted into warrants to purchase Company Common Stock in connection with the Merger).

	  (2) New Technology License. As a condition to the obligation of the Company to complete the Merger, Acquisition is required (i) to acquire from the National Institutes of Health (the "NIH") a worldwide license for the commercial development of antiflammins and (ii) to enter into a Cooperative Research and Development Agreement with the NIH for the funding of the clinical development of antiflammins as a treatment for psoriasis and anterior uveitis.

	  (3) Fairness Opinion. The Company has conditioned its obligation to call a special meeting of its stockholders to vote on the Merger (the "Special Meeting") on the receipt of an opinion from an investment banking firm of recognized standing, on or prior to January 15, 1996, that the Merger is fair to the stockholders of the Company from a financial point of view (the "Fairness Opinion").

	  (4) Settlement of Class Action Litigation. It is a condition of the obligation of Acquisition to complete the Merger that the settlement agreement in a suit against the Company, a current director and a former director and officer captioned In re Alpha 1 Biomedicals, Inc. Securities Litigation be approved by the District Court.

	  Terms of the Merger. If the Financing Condition is satisfied and the other conditions precedent to the Merger are fulfilled, the Company would issue to the stockholders of Acquisition in the Merger (i) 24 million shares of the Company Common Stock in consideration for the first $5 million of gross proceeds raised in the Equity Financing and (ii) three additional shares of Company Common Stock for each additional $1.00 of gross proceeds raised, up to a maximum of 15 million additional shares of Company Common Stock (which would be issued if gross proceeds from the Equity Financing total $10 million).

	  Based on the 8,977,429 shares of Company Common Stock currently outstanding, after the Merger the former stockholders of Acquisition would own (i) approximately 73% of the outstanding shares of Company Common Stock, if $5 million in gross proceeds are raised by Acquisition in the Equity Financing, and (ii) approximately 81% of the outstanding shares of Company Common Stock, if $10 million in gross proceeds are raised by Acquisition in the Equity Financing.

	  In its discretion, the Company can elect to proceed with the Merger if Acquisition raises less than $5 million in the Equity Financing. In this event, the 24 million shares of Company Common Stock issuable to the stockholders of Acquisition in the Merger would be reduced by three shares for every $1.00 of gross proceeds less than $5 million.

	  Reverse Stock Split. In connection with the Merger, the Company would effect a reverse stock split designed to raise the market price of the Company Common Stock above the $3.00 level, with the objective of qualifying for the listing of the Company Common Stock on the Nasdaq Small-Cap Market.

	  Interim Activities. Prior to the Merger or until the Merger Agreement is terminated, the Company has agreed to conduct its business substantially in the same manner as it has been conducted prior thereto and not to engage in any of a range of enumerated transactions or actions, without the prior consent of Acquisition.

	  Adoption of Stock Incentive Plan. In connection with the Merger, the Company is obligated at the Special Meeting to submit to a vote of its stockholders for approval a 1996 Stock Incentive Plan pursuant to which the Company would be authorized to issue upon the exercise of stock options, or as restricted stock, shares of Company Common Stock equal to approximately 15% of the number of shares of Company Common Stock outstanding immediately after the Merger.

	  Expansion of Board of Directors. The Company has agreed that, if the Merger is completed, it will increase the size of its Board of Directors, which currently consists of four directors, to seven directors, and will appoint to the Board (i) Steve H. Kanzer, the President and Chief Executive Officer of Acquisition, and (ii) two other directors designated by Acquisition.

	  Bridge Loan.  Under the Merger Agreement,
Acquisition has agreed to make a bridge loan to the Company prior to the completion of the Merger in an amount up to $2.0 million, with advances to be made over the period December 15, 1995, through March 15, 1996. Acquisition's obligation to provide financing to the Company is contingent, however, on Acquisition raising the necessary funds in the Equity Financing. If the bridge loan is made, it will bear interest at the rate of 12% per annum, and will be due and payable on the earlier of (i) June 30, 1996, (ii) the termination of the Merger Agreement under the circumstances described in clauses
(a), (b), (e) or (f) below, (iii) a breach of the Company of specified covenants, (iv) the default by the Company on a payment obligation of $50,000 or more, or (v) the initiation of a bankruptcy proceeding against the Company. The bridge loan would be secured by the Company's Thymosin beta 4 patents and patent applications and by the Company's royalty rights under a License Agreement with SciClone Pharmaceuticals, Inc. If the Merger is completed, the bridge loan will be forgiven.


	  Termination. The Merger Agreement may be terminated and the Merger abandoned at any time before the effective time of the Merger, even though the stockholders of either or both companies have adopted the Merger Agreement, under the following circumstances: (a) by mutual agreement of the Company and Acquisition, (b) by either the Company or Acquisition, if the Merger has not occurred prior to June 30, 1996 (subject to an extension of this date by Acquisition if the Special Meeting has not been held to vote on the Merger),
(c) by the Company, if Acquisition has materially breached its obligations under the Merger Agreement, (d) by Acquisition, if the Company has materially breached its obligations under the Merger Agreement, (e) by the Company or Acquisition, if the Company has not received the Fairness Opinion prior to January 15, 1996, (f) by the Company, if it receives a proposal for a business combination from a third party and the Company's Board of Directors determines in good faith that the fiduciary obligations of the directors require that such proposal be accepted, (g) by the Company or Acquisition, if the Company stockholders fail to approve the Merger at the Special Meeting or the Merger is not approved at the special meeting of Acquisition stockholders called for such purpose, or (h) by Company, if Acquisition fails to deliver to the Company, prior to December 7, 1995, its audited financial statements as of September 30, 1995, or such financial statements or the auditor's opinion thereon discloses any information not satisfactory to the Company.

	  If the Merger Agreement is terminated either (i) as described in clause (c) or (d) above or (ii) as described in clause (g) above, following the withdrawal by the Board of Directors of the nonapproving party of its recommendation of the Merger, the terminating party will be entitled to reimbursement for all out-of-pocket fees and expenses incurred. If the Merger is terminated by the Company as described in clause (f) and the Company completes the business combination with the third party, the Company will be obligated to pay to Acquisition a termination fee of $400,000.


Standstill Agreement

	  Simultaneously with the execution and delivery of the Merger Agreement, the Company and RAQ, LLC, a Delaware limited liability company ("RAQ"), entered into an Agreement, dated as of November 13, 1995, a copy of which is attached hereto as Exhibit 2 and is hereby incorporated by reference (the "Agreement").

	  RAQ is wholly-owned by Lindsay Rosenwald, who is the controlling stockholder of Castle and Paramount. RAQ is the principal stockholder of Acquisition, owning on the date of the Merger Agreement 75.5% of the outstanding Acquisition common stock. Under the Agreement, RAQ has agreed as follows

	  (1) Voting Agreement. At the 1996 Annual Meeting of the Company, RAQ will (i) vote all shares of Company Common Stock owned by it (ii) and will use its best efforts to cause all affiliates and employees of RAQ, and the affiliates and associates of such persons (collectively "RAQ Related Parties") to vote any shares of Company Common Stock owned by them, in for the election of (i) the four current directors of the Company (or any replacements for any of them nominated by the Company) and (ii) the three additional directors contemplated by the Merger Agreement.

	  (2) Business Combinations. For a period of two years following the Merger, RAQ will not initiate and will use its best efforts to prevent any RAQ Related Party from initiating (i) any tender offer or exchange offer with respect to any outstanding shares of Company Common Stock, (ii) any merger, consolidation or other business combination transaction between the Company and RAQ or any affiliates of RAQ, or (iii) any transfer of a material amount of assets between the Company and RAQ or any affiliates of RAQ.
However, these restrictions will not apply to any transaction that is approved by a majority of the directors of the Company prior to the Merger (or their successor) or, if there are no such continuing directors, by a majority vote of the stockholders of the Company other than RAQ and all RAQ Related Parties.

Amendment to Right Agreement

	  As of November 9, 1995, the Company entered into a First Amendment to the Rights Agreement, dated as of April 29, 1994, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"), a copy of which is attached hereto as Exhibit 3 and hereby is incorporated by reference. The purpose for the amendment was to permit the execution, delivery and performance of the Merger Agreement and to permit the stockholders of Acquisition prior to the Merger to acquire additional stock of the Company after the Merger without triggering the exercisability of the Rights. To effect this change, the definition "Acquiring Person" in the Rights Agreement has been amended to provide that (i) neither Acquisition nor any of its affiliates and associates will become an Acquiring Person by reason of the execution, delivery or performance of the Merger Agreement and
(ii) after the Merger, no person, alone or together with such person's affiliates and associates, who was a stockholder of Acquisition immediately prior to the Merger will become an Acquiring Person without regard to the number of shares of Company Common Stock acquired in the Merger or thereafter.

Item 7.   Financial Statements and Exhibits

	  (c)(1)  Agreement of Merger, dated as of November
13, 1995, between Alpha 1 Biomedicals, Inc. and Alpha 1
Acquisition Corp.

	  (c)(2) Agreement, dated as of November 13, 1995, between Alpha 1 Biomedicals, Inc. and RAQ, LLC.

	  (c)(3) First Amendment to Rights Agreement, dated as of November 9, 1995, between Alpha 1 Biomedicals, Inc. and
American Stock Transfer & Trust Company, as Rights Agent.

	  (c)(4) Press release dated November 20, 1995 with regard to the Merger Agreement.



			 SIGNATURES

       Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  November 22, 1995           ALPHA 1 BIOMEDICALS, INC.




			    By:     /s/ R.J. Lanham
				    R.J. Lanham
				    Vice President and
				    Chief Financial Officer


                                           						Exhibit (c)(1)

                          			   AGREEMENT

                           			      OF

                           			    MERGER

                          			    between

                      		   ALPHA 1 BIOMEDICALS, INC.

                           			      and

                      		   ALPHA 1 ACQUISITION CORP.

                      		 Dated as of November 13, 1995



		       TABLE OF CONTENTS


                                                 							  Page

			   ARTICLE I

			  DEFINITIONS

     1.1   Definitions. . . . . . . . . . . . . . . . . . .  1
     1.2   Interpretation . . . . . . . . . . . . . . . . .  6

			  ARTICLE II

			  THE MERGER

     2.1   The Merger . . . . . . . . . . . . . . . . . . .  7
     2.2   Closing. . . . . . . . . . . . . . . . . . . . .  7
     2.3   Effective Time of the Merger . . . . . . . . . .  7
     2.4   Certificate of Incorporation . . . . . . . . . .  8
     2.5   Bylaws . . . . . . . . . . . . . . . . . . . . .  8

			  ARTICLE III

     CONVERSION OF SECURITIES AND ISSUANCE OF CERTIFICATES

     3.1   Conversion of Shares . . . . . . . . . . . . . .  8
     3.2   Certificates . . . . . . . . . . . . . . . . . .  9
     3.3   Fractional Interests . . . . . . . . . . . . . . 11
     3.4   Appraisal Rights . . . . . . . . . . . . . . . . 11
     3.5   Stock Transfer Books . . . . . . . . . . . . . . 12
     3.6   Exchange of Warrants . . . . . . . . . . . . . . 12

ARTICLE IV

	 REPRESENTATIONS AND WARRANTIES OF ACQUISITION

     4.1   Organization, Standing and Power . . . . . . . . 13
     4.2   Capitalization . . . . . . . . . . . . . . . . . 13
     4.3   Subsidiaries . . . . . . . . . . . . . . . . . . 14
     4.4   Financial Statements . . . . . . . . . . . . . . 14
     4.5   Undisclosed Liabilities. . . . . . . . . . . . . 14
     4.6   Absence of Certain Changes or Events . . . . . . 14
     4.7   Expenses of Transaction. . . . . . . . . . . . . 16
     4.8   Tax Matters. . . . . . . . . . . . . . . . . . . 16
     4.9   No Violation of Law. . . . . . . . . . . . . . . 17
     4.10  Absence of Defaults. . . . . . . . . . . . . . . 18
     4.11  Litigation . . . . . . . . . . . . . . . . . . . 18
     4.12  Certain Payments . . . . . . . . . . . . . . . . 19
     4.13  No Breach or Violation of Law. . . . . . . . . . 19
     4.14  Validity and Authorization . . . . . . . . . . . 19
     4.15  Disclosure . . . . . . . . . . . . . . . . . . . 20
     4.16  Title to Properties; Encumbrances; Condition . . 20
     4.17  Patents. . . . . . . . . . . . . . . . . . . . . 20
     4.18  No Misrepresentations. . . . . . . . . . . . . . 21

			   ARTICLE V

	    REPRESENTATIONS AND WARRANTIES OF ALPHA

     5.1   Organization . . . . . . . . . . . . . . . . . . 21
     5.2   Capitalization . . . . . . . . . . . . . . . . . 22
     5.3   Subsidiaries . . . . . . . . . . . . . . . . . . 22
     5.4   Financial Statements . . . . . . . . . . . . . . 23
     5.5   Undisclosed Liabilities. . . . . . . . . . . . . 23
     5.6   Absence of Certain Changes or Events . . . . . . 23
     5.7   Expenses of Transaction. . . . . . . . . . . . . 25
     5.8   Tax Matters. . . . . . . . . . . . . . . . . . . 25
     5.9   No Violation of Law. . . . . . . . . . . . . . . 26
     5.10  Absence of Defaults. . . . . . . . . . . . . . . 27
     5.11  Litigation . . . . . . . . . . . . . . . . . . . 27
     5.12  Certain Payments . . . . . . . . . . . . . . . . 28
     5.13  No Breach or Violation of Law. . . . . . . . . . 28
     5.14  Validity and Authorization . . . . . . . . . . . 28
     5.15  Disclosure . . . . . . . . . . . . . . . . . . . 29
     5.16  Title to Properties; Encumbrances; Condition.. . 29
     5.17  Patents. . . . . . . . . . . . . . . . . . . . . 30
     5.18  SEC Reports. . . . . . . . . . . . . . . . . . . 30
     5.19  Alpha Common Stock . . . . . . . . . . . . . . . 30
     5.20  Rights Agreement . . . . . . . . . . . . . . . . 31
     5.21  No Misrepresentations. . . . . . . . . . . . . . 31

			  ARTICLE VI

	     CERTAIN UNDERSTANDINGS AND AGREEMENTS

     6.1   Conduct of the Business Pending the Effective
	   Date . . . . . . . . . . . . . . . . . . . . . . 31
     6.2   Access . . . . . . . . . . . . . . . . . . . . . 33
     6.3   Interim Financial Statements of Acquisition
	   and SEC Reports of Alpha . . . . . . . . . . . . 34
     6.4   Registration Statement . . . . . . . . . . . . . 35
     6.5   Stockholder Meetings . . . . . . . . . . . . . . 35
     6.6   Recommendation of Merger . . . . . . . . . . . . 36
     6.7   Fairness Opinion . . . . . . . . . . . . . . . . 36
     6.8   Employment Agreements. . . . . . . . . . . . . . 36
     6.9   Alpha Stock Incentive Plan . . . . . . . . . . . 36
     6.10  Increase of Size of Alpha Board. . . . . . . . . 36
     6.11  Acquisition Proposals. . . . . . . . . . . . . . 37
     6.12  Acquisition Affiliates . . . . . . . . . . . . . 37
     6.13  New Technology Development . . . . . . . . . . . 38
     6.14  Bridge Financing . . . . . . . . . . . . . . . . 38
     6.15  Equity Financing . . . . . . . . . . . . . . . . 38
     6.16  Mutual Cooperation . . . . . . . . . . . . . . . 38

			  ARTICLE VII

	    CONDITIONS TO OBLIGATIONS OF EACH PARTY

     7.1   Approval of Merger . . . . . . . . . . . . . . . 39
     7.2   No Injunction or Legal Bar . . . . . . . . . . . 39
     7.3   No Action or Proceeding. . . . . . . . . . . . . 39
     7.4   Consents and Approvals . . . . . . . . . . . . . 39
     7.5   Registration Statement and Proxy Statement . . . 39
     7.6   Appraisal Rights . . . . . . . . . . . . . . . . 39

			 ARTICLE VIII

	      CONDITIONS TO OBLIGATIONS OF ALPHA

     8.1   Accuracy of Representations and Warranties . . . 40
     8.2   Acquisition's Performance. . . . . . . . . . . . 40
     8.3   Closing Certificate. . . . . . . . . . . . . . . 40
     8.4   Opinion of Company Counsel . . . . . . . . . . . 40
     8.6   Equity Financing . . . . . . . . . . . . . . . . 40
     8.7   Technology License . . . . . . . . . . . . . . . 41
     8.8   Opinion of Tax Counsel . . . . . . . . . . . . . 41


			  ARTICLE IX

	   CONDITIONS TO OBLIGATIONS OF ACQUISITION

     9.1   Accuracy of Representations and Warranties . . . 41
     9.2   Alpha's Performance. . . . . . . . . . . . . . . 41
     9.3   Closing Certificate. . . . . . . . . . . . . . . 42
     9.4   Opinion of Alpha Counsel . . . . . . . . . . . . 42
     9.5   Certain Litigation . . . . . . . . . . . . . . . 42
     9.6   Capitalization of Alpha. . . . . . . . . . . . . 42

			   ARTICLE X

			  TERMINATION

     10.1  Termination. . . . . . . . . . . . . . . . . . . 43
     10.2  Effect or Termination. . . . . . . . . . . . . . 44

			  ARTICLE XI

			 MISCELLANEOUS

     11.1  Representations and Warranties Not to Survive. . 45
     11.2  Expenses . . . . . . . . . . . . . . . . . . . . 45
     11.3  Notices. . . . . . . . . . . . . . . . . . . . . 45
     11.4  Assignability and Parties in Interest. . . . . . 46
     11.5  Governing Law. . . . . . . . . . . . . . . . . . 46
     11.6  Counterparts . . . . . . . . . . . . . . . . . . 46
     11.7  Publicity. . . . . . . . . . . . . . . . . . . . 46
     11.8  Entire Agreement . . . . . . . . . . . . . . . . 46
     11.9  Modifications, Amendments and Waivers. . . . . . 47
     11.10 Severability . . . . . . . . . . . . . . . . . . 47




		      AGREEMENT OF MERGER


	   This AGREEMENT OF MERGER (this "Agreement") is entered into as of November 13, 1995, by and between Alpha 1 Biomedicals, Inc., a Delaware corporation ("Alpha"), and Alpha 1 Acquisition Corp. (formerly, MicroBio Inc.), a Delaware corporation ("Acquisition").

	   WHEREAS, the respective Boards of Directors of Alpha and Acquisition deem it advisable and in the best interests of their respective stockholders that Acquisition shall merge with and into Alpha pursuant to this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware, and have by resolutions duly adopted this Agreement and directed that this Agreement be submitted to the stockholders of Alpha and Acquisition, respectively, for adoption in accordance with the terms hereof and applicable law;

	   WHEREAS, the parties desire to state the terms and conditions of the Merger (as defined in Article I), the mode of carrying the Merger into effect, the securities which the holders of the capital stock of Acquisition are to receive in exchange for such shares upon the consummation of the Merger, and such other details and provisions as are deemed necessary or desirable; and

	   WHEREAS, in connection with the Merger, Alpha wishes to effect a reverse split of the outstanding shares of Alpha Common Stock (as defined in Article I).

	   NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as set forth below:


			   ARTICLE I

			  DEFINITIONS

     1.1 Definitions. For purposes of this Agreement, the following defined terms shall have the meanings indicated.

     "Act" means the Securities Act of 1933, as amended.

     "Acquisition" means Alpha 1 Acquisition Corp., a Delaware corporation.

     "Acquisition Capital Stock" means, collectively, the Acquisition Common Stock and the Acquisition Preferred Stock.

     "Acquisition Certificate" shall have the meaning ascribed to such term in Section 3.2(c).

     "Acquisition Common Stock" means the common stock, par value $.001 per share, of Acquisition.

     "Acquisition Exchange Ratio" shall mean the number (rounded to three decimal places) obtained by dividing (a) the product of (i) the sum of (A) 24.0 million and (B) the lesser of (x) the gross proceeds of the Equity Financing in excess of $5.0 million multiplied by a factor of 3.0 and (y) and 15.0 million and (ii) the Reverse Split Factor, by (b) the number of issued and outstanding shares of Acquisition Common Stock at the Effective Time (after giving effect to the conversion of all outstanding shares of Acquisition Preferred Stock into shares of Acquisition Common Stock in accordance with the terms thereof).

     "Acquisition Financial Statements" shall have the meaning ascribed to such term in Section 4.4.

     "Acquisition Intellectual Property" has the meaning ascribed to such term in Section 4.17.

     "Acquisition Preferred Stock" means the preferred stock, par value $.001 per share, of Acquisition issued in the Equity Financing, each share of which shall be mandatorily con-vertible into shares of Acquisition Common Stock immediately prior to the Effective Time and shall have such other terms and conditions as are set forth on Schedule 6.15.

     "Acquisition Proposal" has the meaning ascribed to such term in Section 6.11.

     "Acquisition Warrants" shall mean the warrants to purchase shares of Acquisition Preferred Stock, each having a term of ten years and entitling the holder to purchase one share of Acquisition Preferred Stock at an exercise price of $1.00, which by their terms shall be converted in the Merger into warrants to purchase shares of Company Common Stock as provided in Section 3.6.

     "Adjusted Acquisition Exchange Ratio" shall mean the number (rounded to three decimal places) obtained by dividing
(a) the product of (i) the remainder of (A) 24.0 million, minus (B) the amount by which the gross proceeds of the Equity Financing are less than $5.0 million multiplied by a factor of
3.0 and (ii) the Reverse Split Factor, by (b) the number of issued and outstanding shares of Acquisition Common Stock at the Effective Time (after giving effect to the conversion of all outstanding shares of Acquisition Preferred Stock into shares of Acquisition Common Stock in accordance with the terms thereof).

     "Alpha" means Alpha 1 Biomedicals, Inc., a Delaware corporation.

     "Alpha Capital Stock" means, collectively, the Alpha
Common Stock and the Alpha Preferred Stock.

     "Alpha Class C Warrants" means the 1.1 million Class C Warrants issued pursuant to a Class C Warrant Agreement, dated as of January 29, 1993, between Alpha and American Stock Transfer & Trust Company, each entitling the holder to purchase one share of Alpha Common Stock at an exercise price of $24.00 per share.

     "Alpha Financial Statements" shall have the meaning ascribed to such term in Section 5.4.

     "Alpha Intellectual Property" has the meaning ascribed to such term in Section 5.17

     "Alpha Interim Financial Statements" shall have the meaning ascribed to such term in Section 5.4.

     "Alpha Preferred Stock" means the preferred stock, par value $.001 per share, of Alpha.

     "Alpha SEC Reports" means the reports and proxy statements filed by Alpha with the SEC under the 1934 Act.

     "Alpha Special Meeting" has the meaning ascribed to such term in Section 6.5.

     "Business Combination" has the meaning ascribed to such term in Section 10.1

     "Closing" has the meaning ascribed to such term in
Section 2.2.

     "Closing Date" has the meaning ascribed to such term in
Section 2.2.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute or codification of the Federal income tax laws of the United States of America.

     "Confidential Information" shall mean any inventions, concepts, structures, formulas, techniques, processes, apparatus, know-how, business records, business forecasts, patent applications and related data, which is designated as confidential at the time of delivery or, if disclosed in oral form, is confirmed in writing to be confidential within a reasonable period of time after such disclosure.

     "CRADA" shall have the meaning ascribed to such term in
Section 6.13.

     "Effective Date" shall have the meaning ascribed to such term in Section 2.3.

     "Effective Time" shall have the meaning ascribed to such term in Section 2.3.

     "Equity Financing" shall mean the offer and sale by Acquisition, prior to the time that the Registration Statement is declared effective, of shares Acquisition Preferred Stock, which results in gross proceeds to Acquisition of not less than $5.0 million (the "Minimum Condition") and not more than $10.0 million on such terms as are more fully set forth on
Schedule 6.15.

     "Exchange Agent" shall have the meaning ascribed to such term in Section 3.2(a).

     "Fairness Opinion" shall have the meaning ascribed to such term in Section 6.7.

     "IRS" means the Internal Revenue Service of the United
States of America.

     "Letter of Transmittal" shall have the meaning ascribed to such term in Section 3.2.

     "Market Price" with respect to the Alpha Common Stock shall mean, on any trading day, as applicable, (i) the last sale price on the Nasdaq Small-Cap Market or (ii) the average of the closing bid and closing ask on the Nasdaq OTC Bulletin Board, as reported by the National Association of Securities Dealers, Inc.

     "Material Adverse Effect" means, with respect to either
Alpha or Acquisition, as the case may be, a material adverse effect on the business, properties, assets, condition
(financial or other), results of operations or prospects of such company.

     "Merger" shall have the meaning ascribed to such term in
Section 2.1.

     "Minimum Condition" has the meaning ascribed to such term in the definition of Equity Financing.

     "NASD" means the National Association of Securities
Dealers, Inc.

     "New Alpha Investment" shall mean a private equity financing of Alpha through which it shall be permitted to raise up to $2.0 million through the issuance of a combination of (i) up to 6.0 million shares of Alpha Common Stock and (ii) warrants to purchase up to 1.2 million shares of Alpha Common Stock, exercisable for up to 24 months following the date of issuance at an exercise price of not less than $0.50 per share.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "NIH" shall have the meaning ascribed to such term in
Section 6.13.

     "Out-of-Pocket Expenses" has the meaning ascribed to such term in Section 10.2.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or entity of whatever nature or government or any agency or political subdivision thereof.

     "Proxy Statement" shall mean and include the joint proxy statement/prospectus included in the Registration Statement, together with any letters to stockholders, to be used in connection with the solicitation of proxies from the stock-holders of Acquisition and from the stockholders of Alpha in connection with the Merger.

     "Reverse Stock Split" shall have the meaning ascribed to such term in Section 3.1.

     "Reverse Split Factor" shall mean (i) the number equal to the lowest Market Price of the Alpha Common Stock on any trading day during the period of 20 trading days immediately preceding the Effective Date divided by 5.0 and (ii) rounded to three decimal places.

     "Registration Statement" shall have the meaning ascribed to such term in Section 6.4.

     "Rights Agreement" shall have the meaning ascribed to such term in Section 5.20.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Subsidiary" means any corporation, partnership, firm, association or business organization, entity or enterprise that is directly or indirectly through one or more intermediaries controlled by either Alpha or Acquisition, as the case may be.

     "Surviving Corporation" shall have the meaning ascribed to such term in Section 2.1.

     "Tax" or "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), estimated taxes, payroll and employee with-holding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, capital stock or franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which a corporation may be required to pay, withhold or collect.

     "Technology" shall mean the use of antiflammins for any and all purposes.

     "Technology License" shall have the meaning ascribed in such term in Section 6.13.

     1.2 Interpretation. In this Agreement, unless the context otherwise requires:

	   (a) The term "hereby," "hereunder," or any similar terms refer to this Agreement;

	   (b) Any reference to any Article, Section, Schedule or Exhibit contained in this Agreement shall refer to such Article, Section, Schedule or Exhibit as set forth in or attached to this Agreement, notwithstanding use of or failure to use the term "hereof," "hereto," or "herein" in connection with such reference;

	   (c) Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders;

	   (d) All headings preceding the text of the several Articles and Sections of this Agreement and of the Schedules to this Agreement, and the table of contents of this Agreement, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect of this Agreement;

	   (e) The Schedules attached to this Agreement shall be considered to be incorporated within any Article, Section or subsection of this Agreement to which they are relevant, whether or not specifically referenced therein;

	   (f) Statements herein qualified by "known to Acquisition," "to the knowledge of Acquisition," or a similar phrase shall mean that none of the officers of Acquisition has current actual knowledge of the inaccuracy of such statement;
and

	   (g) Statements herein qualified by "known to Alpha," "to the knowledge of Alpha," or a similar phrase shall mean that none of the officers of Alpha has current actual knowledge of the inaccuracy of such statement.


			  ARTICLE II

			  THE MERGER

     2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, Acquisition shall be merged with and into Alpha in accordance with the provisions of the Delaware General Corporation Law (the "Merger"). Alpha shall be the surviving corporation in the Merger and shall continue its existence under the laws of the State of Delaware (Alpha, as such, being sometimes referred to herein as the "Surviving Corporation"). From and after the Effective Time, Alpha shall succeed to all rights, privileges, powers, franchises, assets, liabilities and obligations of Acquisition, all in accordance with the Delaware General Corporation Law, and the separate existence of Acquisition shall cease.

     2.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 A.M., local time, at the offices of Covington & Burling, Washington, D.C., or at any other mutually agreeable location, on the second business day following the day on which the last of the conditions set forth in Sections 7.1, 8.6, 8.7 and 9.5 have been satisfied or, to the extent permitted hereunder, waived (the "Closing Date").

     2.3 Effective Time of the Merger. If at the Closing the conditions to the Merger which are set forth in Articles VII, VIII and IX hereof are satisfied or, to the extent permitted hereunder, waived, (i) the appropriate officers of Alpha and Acquisition shall execute a Certificate of Merger in the form required by the Delaware General Corporation Law and
(ii) promptly following the Closing on the Closing Date, each of Alpha and Acquisition shall file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall become effective on the date on which said filing shall be made with the Secretary of State of the State of Delaware, or such later date set forth therein as shall be agreed upon in writing by the parties. The time when the Merger so becomes effective is referred to herein as the "Effective Time" and the date on which the Effective Time occurs is referred to herein as the "Effective Date." Following the Effective Time, the parties shall make any such other filing or recordings as may be required by applicable law to give effect to the Merger.

     2.4 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation at the Effective Time shall be the Restated Certificate of Incorporation, as amended, of Alpha in the form attached hereto as Exhibit A.

     2.5 Bylaws. The Bylaws of the Surviving Corporation at the Effective Time shall be the Bylaws of Alpha as then in effect.


			  ARTICLE III

     CONVERSION OF SECURITIES AND ISSUANCE OF CERTIFICATES

     3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger:

	   (a) Each outstanding share of Alpha Common Stock (other than shares cancelled pursuant to Section 3.1(c) and shares entitled to dissenters' rights of appraisal), in order to effect a reverse stock split, shall be converted into a fraction of a share of Alpha Common Stock equal to the Reverse Split Factor (the "Reverse Stock Split").

	   (b) Each outstanding share of Acquisition Common Stock (other than shares cancelled pursuant to Section 3.1(c) and shares entitled to dissenters' rights of appraisal) shall be converted into the right to receive the number of shares of Alpha Common Stock equal to the Acquisition Exchange Ratio or, as provided in Section 8.6, the Adjusted Acquisition Exchange Ratio.

	   (c) Any outstanding shares of Alpha Common Stock owned by Acquisition and any outstanding shares of Acquisition
Common Stock owned by Alpha will be cancelled.

	   (d) No fractional shares of Alpha Common Stock shall be issued in the Merger. In the case of the Alpha Common Stock, the aggregate number of shares held by each holder thereof immediately prior to the Effective Time shall be multiplied by the Reverse Split Factor. In the case of the Acquisition Common Stock, the number of shares held by each holder thereof immediately prior to the Effective Time shall be multiplied by the Acquisition Exchange Ratio or the Adjusted Acquisition Exchange Ratio, as the case may be. Any fractional share interests resulting from either such calculation to which a holder of Alpha Common Stock or Acquisition Common Stock otherwise would be entitled shall be settled in accordance with the provisions of Section 3.3.

	   (e) If, between the date hereof and the Effective Time, the outstanding shares of Alpha Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within said period, the Acquisition Exchange Ratio or the Adjusted Acquisition Exchange Ratio, as the case may be, shall be correspondingly adjusted (such adjustment to be rounded to three decimal places) and, as so adjusted, shall be the Acquisition Exchange Ratio or the Adjusted Acquisition Exchange Ratio, as the case may be.

     3.2   Certificates.

	   (a) Prior to the Effective Date, Alpha shall appoint a bank or trust company reasonably acceptable to Acquisition to act as the exchange agent for the Merger (the
"Exchange Agent").

	   (b) Promptly after the Effective Date (but in no event later than five business days thereafter), Alpha shall make available for exchange in accordance with this Section
3.2 the certificates for shares of Alpha Common Stock, and cash in lieu of fractional interests, issuable pursuant to
Section 3.1 in exchange for outstanding shares of Acquisition
Common Stock.

	   (c) As soon as practicable after the Effective Date (but in no event later than ten business days thereafter), the Exchange Agent shall mail to each holder of an outstanding certificate which immediately prior to the Effective Date represented outstanding shares of Acquisition Common Stock (a "Acquisition Certificate") instructions for effecting the surrender of Acquisition Certificates in exchange for an Alpha stock certificate, accompanied by a letter of transmittal for surrender of Acquisition Certificates (the "Letter of Transmittal"). Upon proper completion of such Letter of Transmittal and upon surrender of both such Letter of Transmittal and the Acquisition Certificate(s) to the Exchange Agent, the holder of the Acquisition Certificate(s) shall be entitled to receive (i) a certificate representing the number of whole shares of Alpha Common Stock into which the shares of Acquisition Common Stock theretofore represented by the Acquisition Certificate(s) so surrendered shall have been converted, and (ii) a check in the amount due such holder for the value (computed in accordance with Section 3.3) of any fractional share interest of such holder. If more than one Acquisition Certificate shall be surrendered at one time for the account of the same holder, the number of whole shares of Alpha Common Stock for which such certificates shall be exchanged pursuant to this Article III shall be computed on the basis of the aggregate of the shares represented by the Acquisition Certificates so surrendered. Until so surrendered, each Acquisition Certificate shall represent the right to receive the number of whole shares of Alpha Common Stock into which the shares evidenced thereby have been so converted and cash in lieu of any fractional share interest (except that Acquisition Certificates representing shares as to which dissenters' rights of appraisal has been exercised shall have the rights set forth in Section 262 of the Delaware General Corporation Law).

	   (d) Unless and until a Acquisition Certificate shall be surrendered in accordance with this Section 3.2, no dividends or other distributions payable to holders of record of shares of Alpha Common Stock shall be paid to the holder of such certificate. Upon surrender of such Acquisition Certificate, there shall be paid, with respect to the number of whole shares of Alpha Common Stock represented by such certificate: (i) the amount of dividends or other distributions, if any, that theretofore became payable, but were not paid by reason of this Section 3.2, and (ii) on the payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Date and a payment date occurring after such surrender. Notwithstanding anything to the contrary contained herein, neither the Exchange Agent nor any party hereto shall have any liability to a holder of a Acquisition Certificate for the payment of the Merger consideration to be issued in accordance with the provisions hereof if such Merger consideration is paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Acquisition Certificate shall not have been surrendered prior to three years after the Effective Date (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such Acquisition Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

	   (e) If any certificate for shares of Alpha Common Stock is to be issued in a name other than the name that the Acquisition Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance of such certificate that the Acquisition Certificate shall be properly endorsed and otherwise be in proper form for transfer, and that the Person requesting such exchange either (i) pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Alpha Common Stock in any name other than that of the registered holder of the Acquisition Certificate or (ii) establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not payable.

	   (f) All shares of Alpha Common Stock and cash in lieu of any fractional interest issued upon the surrender for exchange in accordance with this Agreement of shares of Acquisition Common Stock shall be deemed to have been issued and delivered in full satisfaction of all rights pertaining to such shares of Acquisition Common Stock.

	   (g) As soon as practicable after the Effective Date, the Exchange Agent shall determine and notify Alpha of the amount of cash that is required to provide for the settlement of the fractional interests created by the Reverse Stock Split. Upon the receipt of such notice, Alpha shall, within five business days thereafter, deliver such funds to the Exchange Agent for distribution by the Exchange Agent as promptly as practicable to the holders of such fractional share interests.

     3.3 Fractional Interests. Should any holder of Alpha Common Stock or Acquisition Common Stock be entitled to a fractional share interest in Alpha Common Stock as determined in accordance with Section 3.1, such holder shall receive in lieu of such fractional share an amount in cash equal to the product of such fraction multiplied by Market Price on the first trading day following the Effective Date, or if Alpha Common Stock is not so traded on such day, the Market Price on the next succeeding day on which the Alpha Common Stock is traded. Fractional interests shall not confer any rights to dividends or any other rights of a stockholder.

     3.4   Appraisal Rights.  (a) Notwithstanding the terms of
Section 3.1, shares of Acquisition Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has demanded appraisal for such shares in accordance with the applicable provisions of Delaware General Corporation Law shall not be converted into the right to receive shares of Alpha Common Stock (and cash in lieu of any fractional interest) as provided in Section 3.1, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such shares of Acquisition Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive shares of Alpha Common Stock (and cash in lieu of any fractional interest) as provided in Section 3.1. Acquisition shall give Alpha prompt notice of any demands received by Acquisition for appraisal of shares of Acquisition Common Stock, and Alpha shall have the right to participate in all negotiations and proceedings with respect to such demands. Acquisition shall not, except with the prior written consent of Alpha (which shall not be unreasonably withheld), make any payment with respect to, or settle or offer to settle, any such demands.

	   (b) The holders of shares of Alpha Common Stock prior to the Effective Time shall be entitled to dissenters' rights of appraisal in accordance with Section 262 of the Delaware General Corporation Law.

     3.5 Stock Transfer Books. After the Effective Time, there shall be no registration of transfers on the stock transfer books of Alpha or its transfer agent of the shares of Acquisition Common Stock. If, after the Effective Time, a Acquisition Certificate representing such shares are presented to Alpha or its transfer agent, it shall be cancelled and exchanged for a certificate representing shares of Alpha Common Stock (and cash in lieu of any fractional interest) as provided in this Agreement.

     3.6 Exchange of Warrants. At the Effective Time, each outstanding Acquisition Warrant shall be converted into a warrant to purchase, at the same exercise price, the number of shares of Alpha Common Stock that the holder of such Acquisition Warrant would have received in the Merger had the Acquisition Warrant been exercised immediately prior to the Merger.

			  ARTICLE IV

	 REPRESENTATIONS AND WARRANTIES OF ACQUISITION

     Acquisition represents and warrants to Alpha as follows:

     4.1 Organization, Standing and Power. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition is duly licensed or qualified to do business under the laws of those jurisdictions set forth on Schedule 4.1, and neither the character nor location of the properties owned by it nor the nature of the business conducted by it in any other jurisdiction makes such licensing or qualification necessary in such other jurisdiction, except where the failure to so qualify would not have a Material Adverse Effect on Acquisition. Acquisition has all requisite corporate power and authority to carry on its business as currently conducted and to own or hold under lease and operate its assets, properties and business. Acquisition has furnished to Alpha correct and complete copies of its Certificate of Incorporation, and all amendments thereto, and of its Bylaws, as amended to date. No action has been taken by Acquisition or its stockholders, officers or directors since September 30, 1995, with respect to an any amendment to its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement.

     4.2 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of Acquisition consists of:

	       (i)  50 million shares of Acquisition Common
Stock, three million shares of which are issued and outstanding and no shares are held in treasury; and

	       (ii) 20 million shares of Acquisition Preferred
Stock, of which no shares are issued or outstanding.

	   (b) Set forth on Schedule 4.2(b) are the names of all the record owners of all of the outstanding shares of Acquisition Common Stock as of the date of this Agreement, and the numbers of such shares owned by each of them. All of the issued and outstanding shares of Acquisition Common Stock are duly authorized, validly issued, fully paid and nonassessable and, except as will not have a Material Adverse Effect on Acquisition, were issued in compliance with all applicable federal and state securities laws.

	   (c) There are no other issued or outstanding securities of Acquisition.

	   (d) There are no outstanding subscriptions, options, rights (including conversion or preemptive rights), warrants, proxies, calls, puts, restrictions, commitments, agreements, or any understandings or arrangements, to which Acquisition is a party, whether oral or written, relating to any shares of Acquisition Capital Stock, nor is there any obligation on the part of Acquisition to issue or enter into any such subscriptions, options, rights, warrants, proxies, calls, restrictions, commitments or agreements.

     4.3   Subsidiaries.  Acquisition has no Subsidiaries.

     4.4 Financial Statements. Acquisition has delivered to Alpha balance sheets of Acquisition at September 30, 1995, December 31, 1994, and December 31, 1993, and the related statements of operations, stockholders' equity and cash flows for the periods then ended and from inception, including the notes thereto (the "Acquisition Financial Statements"). The Acquisition Financial Statements present fairly in all material respects the financial position of Acquisition as of September 30, 1995, and the results of operations and changes in financial position of Acquisition for the period from May 18, 1993 (inception) through September 30, 1995, all in conformity with generally accepted accounting principles applied on a consistent basis. On or before December 7, 1995, Acquisition will deliver to Alpha the opinion of Richard A. Eisner & Company, LLP on the Acquisition Financial Statements.


     4.5   Undisclosed Liabilities.  Except as set forth on
Schedule 4.5 or as will not have a Material Adverse Effect on Acquisition, Acquisition does not have any debts, liabilities or obligations of any nature, secured or unsecured, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, but not limited to, liabilities or obligations on account of Taxes, other governmental charges, duties, penalties, interest, fines, vacation pay, workmen's compensation claims, pension plan obligations or indebtedness for borrowed money, and to the knowledge of Acquisition there is no basis for the assertion against Acquisition of any such debt, liability or obligation, except:

	   (a) to the extent set forth or reserved against in the Acquisition Financial Statements; or

	   (b) normal and usual current liabilities incurred, and normal and usual obligations under agreements entered into, in the ordinary course of business since September 30, 1995, except obligations evidencing indebtedness for borrowed money, which shall be disclosed on Schedule 4.5.

     4.6 Absence of Certain Changes or Events. Except as disclosed on Schedule 4.6, since September 30, 1995, the business of Acquisition has been operated only in the usual and ordinary course of business and there has not been:

	   (a) any change in the condition (financial or other), properties, assets or liabilities of Acquisition, except normal and usual changes in the ordinary course of business that have not, individually or in the aggregate, had a Material Adverse Effect on Acquisition;

	   (b) any damage, destruction or loss (whether or not covered by insurance) of properties, assets or business of Acquisition that has had a Material Adverse Effect on Acquisition;

	   (c) any change in the accounting methods or practices followed by Acquisition or any change in the accrual of liabilities or in depreciation, amortization or inventory valuation policies, rates or methods theretofore used or adopted;

	   (d) any sale, lease, abandonment or other disposition by Acquisition of any interest in real property or, other than in the ordinary course of business and other than those that will not have a Material Adverse Effect on Acquisition, of any machinery, equipment or other operating property;

	   (e) any sale, assignment, transfer, license or other disposition by Acquisition of any patent, trademark, servicemark, trade name, brand name, copyright (or pending application for any patent, trademark, servicemark or copyright), invention, process, know-how, formula, pattern, design, trade secret or interest thereunder or other intangible asset, other than those that will not have a Material Adverse Effect on Acquisition;

	   (f) any issuance of shares of Acquisition Capital Stock or of any rights to acquire any such shares, or any declaration, setting aside or payment of any dividend or other distribution on or in respect of shares of Acquisition Capital Stock, or any direct or indirect redemption, retirement, purchase or other acquisition by Acquisition of any such shares of Acquisition Capital Stock;

	   (g) capital expenditures, whether made or committed to by Acquisition, in excess of $25,000;

	   (h) any change (individually or in the aggregate) in the contingent obligations of Acquisition by way of guaranty, endorsement, indemnity, warranty or otherwise, other than those that will not have a Material Adverse Effect on Acquisition;

	   (i) any waiver or compromise by Acquisition of a valuable right or of a debt in an amount exceeding $25,000 owed to it;

	   (j) any wage increase to any of its employees; or

	   (k) any change in the relationship or course of dealing between Acquisition and any of its suppliers or customers that has had a Material Adverse Effect on Acquisition.

     4.7 Expenses of Transaction. Acquisition has not paid or become obligated to pay, and will not incur, any fee or commission to any investment banker, broker, finder or intermediary in connection with the transactions contemplated by this Agreement, other than brokerage commissions in connection with the Equity Financing.

     4.8   Tax Matters.  Except as set forth on Schedule 4.8:

	   (a) Acquisition has duly, properly, accurately and timely filed all Tax returns required to be filed by it or for which it may be held responsible, and has paid, or will pay on a timely basis, all Taxes shown to be due and payable on such returns, all deficiencies and assessments notice of which has been received by it, and all other Taxes due and payable by it, except for Taxes, deficiencies and assessments that are being contested in good faith and for which appropriate reserves have been established.

	   (b) There are no liens for unpaid Taxes (or for allegedly unpaid Taxes) on any of the assets of Acquisition.

	   (c) No Tax returns of Acquisition have been audited by the relevant taxing authorities.

	   (d) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax returns by Acquisition or the payment by, or assessment against, Acquisition of any Tax.

	   (e) There are no suits, actions, claims, investigations, inquiries or proceedings pending or, to the knowledge of Acquisition, threatened against Acquisition in respect of Taxes, or any matters under formal discussion with any governmental authority relating to Taxes or any claims for additional Taxes asserted by any such authority.

	   (f) There is no basis known to Acquisition upon which any assessment for a material amount of additional Taxes is reasonably likely to be made.

	   (g) The accruals made for Taxes, governmental charges and duties in the Acquisition Financial Statements represent a reasonable estimate of the anticipated liability for all unpaid Taxes, governmental charges and duties payable by Acquisition attributable to all periods ended on or before September 30, 1995.

	   (h) Through September 30, 1995, Acquisition has not incurred, nor is there any obligation to accrue, any debts, liabilities or obligations (whether absolute, contingent or otherwise, whether due or to become due and whether or not presently outstanding) on account of Taxes, other than on account of Taxes in respect of which accruals have been made in the Acquisition Financial Statements, and there is no basis known to Acquisition for the assertion of a claim for any such debts, liabilities or obligations against it. Since September 30, 1995, Acquisition has made adequate provisions on its books for all Taxes accruable by it with respect to its operation after such date.

	   (i) Acquisition has withheld or collected from each payment made to each of its employees, Acquisition stockholders and creditors the amount of all Taxes (including, but not limited to, United States federal income taxes, Federal Insurance Contribution Act taxes and any income, payroll or wage taxes imposed by any state of the United States or political subdivision thereof or by any jurisdiction outside the United States) required to be withheld or collected therefrom and has duly and timely paid the same to the proper tax receiving officers, except where the failure to withhold, collect or pay such Taxes will not have a Material Adverse Effect on Acquisition. Acquisition has not filed a consent with the IRS pursuant to Section 341(f) of the Code; no election has been or will be made under Section 336(e), 338(g) or 338(h)(10) of the Code with respect to any sale, exchange or distribution of the capital stock of Acquisition (including the transaction herein contemplated).

	   (j) Acquisition is not, and during the preceding five years has not been, a "United States real property holding corporation" (as defined in Section 897(c)(2) of the Code).

	   (k) Acquisition is not (nor has it ever been) a party to any agreement to share income Tax liability with any other Person.

	   (l) Acquisition is not, nor has it been, a member of a group of two or more corporations filing a consolidated federal income tax return or a consolidated, combined or unitary return or report for state Tax purposes.

	   (m) Acquisition has no liability for Taxes of any other Person as a transferee or successor, by contract or otherwise.

     4.9 No Violation of Law. Except as will not have a Material Adverse Effect on Acquisition, Acquisition's operations have been conducted in accordance with all applicable laws, regulations and other requirements of all governmental bodies having jurisdiction over it and Acquisition has all licenses, permits, orders or approvals from governmental bodies required for the conduct of its business. Except as will not have a Material Adverse Effect on Acquisition, none of the real or personal property owned, leased, occupied or operated by Acquisition, or the ownership, leasing, occupancy or operation thereof, is in violation of any applicable law, code, rule, regulation, ordinance, license or permit (including, but not limited to, those related to building, zoning, environmental matters or employee health and safety). No notice from any governmental body or other Person has been served upon Acquisition or upon any property owned, leased, occupied or operated by Acquisition claiming any violation of any such law, code, rule, regulation, ordinance, license or permit, or requiring, or calling attention to the need for, any work, repairs, construction, alterations or installation on or in connection with such property, except such notices with which Acquisition has complied, or except as will not have a Material Adverse Effect on Acquisition. Acquisition has the right to use its properties for the purpose of conducting its business as such business is and is expected to be conducted.

     4.10 Absence of Defaults. Except as will not have a Material Adverse Effect on Acquisition, (i) Acquisition is not, nor is it alleged to be, in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, instrument, or fiduciary or other obligation and (ii) to the knowledge of Acquisition, all material contracts, agreements, commitments and obligations to which Acquisition is a party are valid and binding agreements of the parties thereto and are in full force and effect. No other party to any contract, agreement, lease, license, commitment, instrument, or fiduciary or other obligation to which Acquisition is a party is in default thereunder or in breach of any term or provision thereof, except as will not have a Material Adverse Effect on Acquisition. Except as set forth in Schedule 4.10, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument, or fiduciary or other obligation, except as will not have a Material Adverse Effect on Acquisition.

     4.11  Litigation.  There is (i) no suit, action or claim,
(ii) no investigation or inquiry by any administrative agency or governmental body, and (iii) no legal, administrative or arbitration proceeding pending or, to the knowledge of Acquisition, threatened against Acquisition or any of the properties, assets or business of Acquisition and, to the knowledge of Acquisition, there is no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding, including but not limited to labor, equal employment opportunity, safety and health, environmental and antitrust laws. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or relating to Acquisition or any of the capital stock, properties, assets or business of Acquisition.

     4.12 Certain Payments. Neither Acquisition nor, to the knowledge of Acquisition, any officer, director, employee, agent or other representative of Acquisition has, directly or indirectly, made or authorized any payment, contribution or gift of money, property or services (i) as a kickback or bribe to any Person in contravention of any applicable law, or (ii) to any political organization or the holder of, or any aspirant to, any elected or appointed office of any nation, state, county, city or other political subdivision or governmental instrumentality in contravention of applicable law.

     4.13 No Breach or Violation of Law. The execution and delivery of this Agreement by Acquisition and the consummation of the transactions contemplated hereby will not (i) conflict with, result in the breach of any of the terms or conditions of, constitute a default under, result in the acceleration of any obligation under, or require any consent, approval or notice under, the Certificate of Incorporation or the Bylaws of Acquisition (other than the consent of the holders of Acquisition Common Stock required under Section 7.1 hereof) or, except as will not have a Material Adverse Effect on Acquisition, any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, pledge agreement, note, bond, license or other instrument or obligation to which Acquisition is a party or by which Acquisition or any of the properties or assets of Acquisition are bound or affected, or (ii) except as will not have a Material Adverse Effect on Acquisition, violate any law, any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body.

     4.14 Validity and Authorization. Acquisition has full corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contem-plated hereby have been duly and validly authorized by its Board of Directors. Other than the adoption of this Agreement by Acquisition's stockholders and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate acts or proceedings on the part of Acquisition are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes a valid and legally binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms. No consent or approval by, notice to or registration with any governmental authority, other than compliance with applicable federal and state securities laws and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, is required on the part of Acquisition prior to the Effective Date in connection with the execution and delivery by Acquisition of this Agreement or the consummation by Acquisition of the Merger and the other transactions contemplated hereby.

     4.15 Disclosure. On the date that Alpha files the Registration Statement with the SEC, on the date of effectiveness thereof, on the date that the Proxy Statement is mailed to the holders of Acquisition Common Stock and the holders of Alpha Common Stock and on the dates that the stockholders meetings of Acquisition and Alpha are held, the information in such Registration Statement and the Proxy Statement provided in writing by Acquisition or its agents expressly for use therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.16 Title to Properties; Encumbrances; Condition. Except as will not have a Material Adverse Effect on Acquisition, Acquisition has good, valid and marketable title to all properties and assets that it purports to own. All properties and assets that Acquisition purports to own are owned free and clear of all liens, claims and encumbrances, except for (i) any mortgages or security interests described in the Acquisition Financial Statements, (ii) encumbrances and imperfections of title, restrictions and zoning laws, if any, that do not materially detract from the value or impair Acquisition's use of the property subject thereto or impair Acquisition's operations, (iii) liens for current taxes not yet due, and (iv) any other liens, claims or encumbrances which in the aggregate will not have a Material Adverse Effect on Acquisition.

     4.17 Patents. Acquisition has delivered to Alpha a complete and accurate list of all patents and patent applications owned by Acquisition or to which Acquisition holds a license, including all reissues, divisions, continua-tions, continuations in part and extensions thereof, and that have not been exclusively licensed by Acquisition to unaffiliated third parties (collectively, the "Acquisition Intellectual Property"), such list consisting of the serial or patent number, the holder of the patent, the title, the country and the issue date, if a patent, or the filing date, if a patent application. Except as set forth on such list,
(i) the patents comprising the Acquisition Intellectual Property are valid and enforceable, (ii) Acquisition has the sole and exclusive right to use the Acquisition Intellectual Property, subject only to such limitations as are imposed by law or governmental regulations and such exceptions as will not have a Material Adverse Effect on Acquisition; (iii) no claims have been asserted by any Person in writing to Acquisition with respect to the use by Acquisition of the Acquisition Intellectual Property and, to the knowledge of Acquisition, there is no valid basis for any such claim; and
(iv) to the knowledge of Acquisition, the use by Acquisition of the Acquisition Intellectual Property does not violate or infringe the proprietary rights of any Person and no Person is infringing the Acquisition Intellectual Property. Except as will not have a Material Adverse Effect on Acquisition, each license agreement under which Acquisition holds Acquisition Intellectual Property (i) is valid, enforceable by Acquisition and in full force and effect and (ii) to the knowledge of Acquisition, neither Acquisition nor any other Person is in default of any provision thereof.

     4.18 No Misrepresentations. The representations and warranties made by Acquisition in this Agreement or in any Schedule hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. The fact that Alpha and its representatives have conducted an investigation of Acquisition prior to the execution of this Agreement shall not affect the representations and warranties contained in this Article IV or the extent of the obligations or liabilities of Acquisition in the event of a breach of any such representation or warranty.


			   ARTICLE V

	    REPRESENTATIONS AND WARRANTIES OF ALPHA

     Alpha hereby represents and warrants to Acquisition as follows:

     5.1 Organization. Alpha is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Alpha is duly licensed or qualified to do business under the laws of those jurisdictions set forth on Schedule 5.1, and neither the character nor location of the properties owned by it nor the nature of the business conducted by it in any other jurisdiction makes such licensing or qualification necessary in such other juris-diction, except where the failure to so qualify would not have a Material Adverse Effect on Alpha. Alpha has all requisite corporate power and authority to carry on its business as it is currently conducted and to own or lease and operate its assets, properties and business. Alpha has furnished to Acquisition correct and complete copies of its Restated Certificate of Incorporation, and all amendments thereto, and of its Bylaws, as amended to date. No action has been taken by Alpha or its stockholders, officers or directors since September 30, 1995, with respect to any amendment to its Restated Certificate of Incorporation or Bylaws, except as contemplated by this Agreement.

     5.2   Capitalization.

	   (a) As of the date of this Agreement, the authorized capital stock of Alpha consists of:

	       (i)  20,000,000 shares of Alpha Common Stock,
8,977,429 shares of which are issued and outstanding and no shares are held in treasury; and

	       (ii) 1,000,000 shares of Alpha Preferred Stock, of which no shares are issued or outstanding.

	   (b) All of the issued and outstanding shares of Alpha Common Stock are duly authorized, validly issued, fully paid and nonassessable and, except as will not have a Material Adverse Effect on Alpha, were issued in compliance with all applicable federal and state securities laws.

	   (c) The names of the holders and the material terms of all outstanding options or warrants to purchase Alpha Capital Stock (other than the Alpha Class C Warrants), as of the date of this Agreement, are set forth on Schedule 5.2. All such options and warrants and the Class C Warrants have been validly issued and, except as will not have a Material Adverse Effect on Alpha, were issued in compliance with all applicable federal and state securities laws.

	   (d) Except for the Class C Warrants and the Rights issued pursuant to the Rights Agreement and except as set forth on Schedule 5.2, there are no outstanding subscriptions, options, rights (including conversion or preemptive rights), warrants, proxies, calls, puts, restrictions, commitments, agreements or any understandings or arrangements to which Alpha is a party, whether oral or written, relating to any shares of Alpha Capital Stock, nor is there any obligation on the part of Alpha to issue or enter into any such subscriptions, options, rights, warrants, proxies, calls, restrictions, commitments or agreements.

     5.3   Subsidiaries. Alpha has no Subsidiaries.

     5.4 Financial Statements. Alpha has delivered to Acquisition audited balance sheets of Alpha at December 31, 1993 and 1994, and the related statements of operations, stockholders' equity and cash flows for each year then ended, including the notes thereto (the "Alpha Financial Statements"), accompanied by the opinion thereon of Price Waterhouse LLP. Alpha has also delivered to Acquisition the unaudited balance sheet of Alpha at June 30, 1995, and the related unaudited statement of operations, stockholders' equity and cash flow for the six months then ended, including the notes thereto (the "Alpha Interim Financial Statements"). The Alpha Financial Statements present fairly in all material respects the financial position of Alpha as of December 31, 1993 and 1994, and the results of operations and changes in financial position of Alpha for the respective one-year periods then ended, and the Alpha Interim Financial Statements present fairly in all material respects the financial position of Alpha as of June 30, 1995, and the results of operations and changes in financial position for the six-month period then ended, in each case in conformity with generally accepted accounting principles applied on a basis consistent with that of prior periods, except that the Alpha Interim Financial Statements may be subject to normal year-end adjustments that are not in the aggregate material.

     5.5 Undisclosed Liabilities. Except as will not have a Material Adverse Effect on Alpha, Alpha does not have any debts, liabilities or obligations of any nature, secured or unsecured, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, but not limited to, liabilities or obligations on account of Taxes, other governmental charges, duties, penalties, interest, fines, vacation pay, workmen's compensation claims, pension plan obligations or indebtedness for borrowed money, and to the knowledge of Alpha there is no basis for the assertion against Alpha of any such debt, liability or obligation, except:

	   (a) to the extent set forth or reserved against in the Alpha Financial Statements or the Alpha Interim Financial
Statements; or

	   (b) normal and usual current liabilities incurred, and normal and usual obligations under agreements entered into, in the ordinary course of business after June 30, 1995, except obligations evidencing indebtedness for borrowed money, which shall be disclosed on Schedule 5.5.

     5.6 Absence of Certain Changes or Events. Except as disclosed in the Alpha SEC Filings or Schedule 5.6, since
December 31, 1994, the business of Alpha has been operated only in the usual and ordinary course of business and there has not been:

	   (a) any change in the condition (financial or other), properties, assets or liabilities of Alpha, except normal and usual changes in the ordinary course of business that have not, individually or in the aggregate, had a Material Adverse Effect on Alpha;

	   (b) any damage, destruction or loss (whether or not covered by insurance) of properties, assets or the business of Alpha that has had a Material Adverse Effect on Alpha;

	   (c) any change in the accounting methods or practices followed by Alpha or any change in the accrual of liabilities or in depreciation, amortization or inventory valuation policies, rates or methods theretofore used or adopted;

	   (d) any sale, lease, abandonment or other disposition by Alpha of any interest in real property or, other than in the ordinary course of business and other than those that will not have a Material Adverse Effect on Alpha, of any machinery, equipment or other operating property;

	   (e) any sale, assignment, transfer, license or other disposition by Alpha of any patent, trademark, servicemark, trade name, brand name, copyright (or pending application for any patent, trademark, servicemark or copyright), invention, process, know-how, formula, pattern, design, trade secret or interest thereunder or other intangible asset, other than those that will not have a Material Adverse Effect on Alpha;

	   (f) any issuance of shares of Alpha Capital Stock (other than shares of Alpha Common Stock issuable upon exercise of outstanding stock options) or of any rights to acquire any such shares, or any declaration, setting aside or payment of any dividend or other distribution on or in respect of shares of Alpha Capital Stock, or any direct or indirect redemption, retirement, purchase or other acquisition by Alpha of any such shares of Alpha Capital Stock;

	   (g) capital expenditures, whether made or committed to by Alpha, in excess of $25,000;

	   (h) any change (individually or in the aggregate) in the contingent obligations of Alpha by way of guaranty, endorsement, indemnity, warranty or otherwise, or other than those that will not have a Material Adverse Effect on Alpha;

	   (i) any waiver or compromise by Alpha of a valuable right or of a debt in an amount exceeding $25,000 owed to it;

	   (j) any wage increase to any of its employees; or

	   (k) any change in the relationship or course of dealing between Alpha and any of its suppliers or customers that has had a Material Adverse Effect on Alpha.

     5.7 Expenses of Transaction. Except for the payment of a fee for the Fairness Opinion, Alpha has not paid or become obligated to pay, and will not incur, any fee or commission to any investment banker, broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     5.8   Tax Matters.

	   (a) Alpha has duly, properly, accurately and timely filed all Tax returns required to be filed by it or for which it may be held responsible, and has paid, or will pay on a timely basis, all Taxes shown to be due and payable on such returns, all deficiencies and assessments notice which have been received by it, and all other Taxes due and payable by it, except for Taxes, deficiencies and assessments that are being contested is good faith and for which appropriate reserves have been established.

	   (b) There are no liens for unpaid Taxes (or for allegedly unpaid Taxes) on any of the assets of Alpha.

	   (c) No Tax returns of Alpha have been audited by the relevant taxing authorities.

	   (d) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax returns by Alpha or the payment by, or assessment against, Alpha of any Tax.

	   (e) There are no suits, actions, claims, investi-gations, inquiries or proceedings pending or, to the knowledge of Alpha, threatened against Alpha in respect of Taxes, or any matters under discussion with any governmental authority relating to Taxes or any claims for additional Taxes asserted by any such authority.

	   (f) There is no basis known to Alpha upon which any assessment for a material amount of additional Taxes is reasonably likely to be made.

	   (g) The accruals made for Taxes, governmental charges and duties in the Alpha Financial Statements and the Alpha Interim Financial Statements represent a reasonable estimate of the aggregate anticipated liability for all unpaid Taxes, governmental charges and duties payable by Alpha attributable to all periods ended on or before June 30, 1995.

	   (h) Through June 30, 1995, Alpha has not incurred, nor is there any obligation to accrue, any debts, liabilities or obligations (whether absolute, contingent or otherwise, whether due or to become due and whether or not presently outstanding) on account of Taxes, other than on account of Taxes in respect of which accruals have been made in the Alpha Financial Statements or the Alpha Interim Financial Statements, and there is no basis known to Alpha for the assertion of a claim for any such debts, liabilities or obligations against it. Since June 30, 1995, Alpha has made adequate provisions on its books for all Taxes accruable by it with respect to its operations after such date.

	   (i) Alpha has withheld or collected from each payment made to each of its employees, stockholders and creditors the amount of all Taxes (including, but not limited to, United States federal income taxes, Federal Insurance Contribution Act taxes and any income, payroll or wage taxes imposed by any state of the United States or political subdivision thereof or by any jurisdiction outside the United States) required to be withheld or collected therefrom and has duly and timely paid the same to the proper tax receiving officers, except where the failure to withhold, collect or pay such Taxes will not have a Material Adverse Effect on Alpha. Alpha has not filed a consent with the IRS pursuant to Section 341(f) of the Code; no election has been or will be made under
Section 336(e), 338(g) or 338(h)(10) of the Code with respect to any sale, exchange or distribution of the capital stock of Alpha (including the transaction herein contemplated).

	   (j) Alpha is not, and during the preceding five years has not been, a "United States real property holding corporation" (as defined in Section 897(c)(2) of the Code).

	   (k) Alpha is not (nor has it ever been) a party to any agreement to share income Tax liability with any other
Person.

	   (l) Alpha is not, nor has it been, a member of a group of two or more corporations filing a consolidated federal income tax return or a consolidated, combined or unitary return or report for state Tax purposes.

	   (m) Alpha has no liability for Taxes of any other
Person as a transferee or successor, by contract or otherwise.

     5.9 No Violation of Law. Except as will not have a Material Adverse Effect on Alpha, Alpha's operations have been conducted in accordance with all applicable laws, regulations and other requirements of all governmental bodies having jurisdiction over it and Alpha has all licenses, permits, orders or approvals from governmental bodies required for the conduct of its business. Except as will not have a Material Adverse Effect on Alpha, none of the real or personal property owned, leased, occupied or operated by Alpha, or the ownership, leasing, occupancy or operation thereof, is in violation of any applicable law, code, rule, regulation, ordinance, license or permit (including, but not limited to, those related to building, zoning, environmental matters or employee health and safety). No notice from any governmental body or other Person has been served upon Alpha or upon any property owned, leased, occupied or operated by Alpha claiming any violation of any such law, code, rule, regulation, ordinance, license or permit, or requiring, or calling attention to the need for, any work, repairs, construction, alterations or installation on or in connection with such property, except such notices with which Alpha has complied, or except as will not have a Material Adverse Effect on Alpha. Alpha has the right to use its properties for the purpose of conducting its business as such business is and is expected to be conducted.

     5.10 Absence of Defaults. Except as will not have a Material Adverse Effect on Alpha, (i) Alpha is not, nor is it alleged to be, in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, instrument, or fiduciary or other obligation and
(ii) to the knowledge of Alpha, all material contracts, agreements, commitments and obligations to which Alpha is a party are valid and binding agreements of the parties thereto and are in full force and effect. No other party to any contract, agreement, lease, license, commitment, instrument, or fiduciary or other obligation to which Alpha is party is in default thereunder or in breach of any term or provision thereof, except as will not have a Material Adverse Effect on Alpha. There exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument, or fiduciary or other obligation, except as will not have a Material Adverse Effect on Alpha.

     5.11 Litigation. Except as set forth in the Alpha SEC Filings, there is (i) no suit, action or claim, (ii) no investigation or inquiry by any administrative agency or governmental body, and (iii) no legal, administrative or arbitration proceeding pending or, to the knowledge of Alpha, threatened against Alpha or any of the properties, assets or business of Alpha and, to the knowledge of Alpha, there is no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding, including but not limited to labor, equal employment opportunity, safety and health, environmental and antitrust laws. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or relating to Alpha or any of the capital stock, properties, assets or business of Alpha.

     5.12 Certain Payments. Neither Alpha nor, to the knowledge of Alpha, any officer, director, employee, agent or other representative of Alpha has, directly or indirectly, made or authorized any payment, contribution or gift of money, property or services (i) as a kickback or bribe to any Person in contravention of any applicable law, or (ii) to any political organization or the holder of, or any aspirant to, any elected or appointed office of any nation, state, county, city or other political subdivision or governmental instrumentality in contravention of applicable law.

     5.13 No Breach or Violation of Law. Except as set forth in Schedule 5.13, the execution and delivery of this Agreement by Alpha and the consummation of the transactions contemplated hereby will not (i) conflict with, result in the breach of any of the terms or conditions of, constitute a default under, result in the acceleration of any obligation under, or require any consent, approval or notice under, the Restated Certificate of Incorporation or the Bylaws of Alpha (other than the consent of the holders of Alpha Common Stock required under Section 7.1 hereof) or, except as will not have a Material Adverse Effect on Alpha, any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, pledge agreement, note, bond, license or other instrument or obligation to which Alpha is a party or by which Alpha or any of the properties or assets of Alpha are bound or affected, or
(ii) except as will not have a Material Adverse Effect on Alpha, violate any law, any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body.

     5.14 Validity and Authorization. Alpha has full corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors. Other than the adoption of this Agreement and the approval of the stock incentive plan contemplated by Section 6.9 by the stockholders of Alpha and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate acts or proceedings on the part of Alpha are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Alpha, enforceable against Alpha in accordance with its terms. No consent or approval by, notice to or registration with any governmental authority, other than compliance with applicable federal and state securities laws and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, is required on the part of Alpha prior to the Effective Date in connection with the execution and delivery by Alpha of this Agreement or the consummation by Alpha of the Merger and the other transactions contemplated hereby.

     5.15  Disclosure.

	   (a) On the date that Alpha files the Registration Statement with the SEC, on the date of effectiveness thereof, on the date that the Proxy Statement is mailed to the holders of Alpha Common Stock and to the holders of Acquisition Common Stock and on the dates that the stockholders meetings of Acquisition and Alpha are held, the information in or incorporated by reference in such Registration Statement and the Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. On the date the Registration Statement is filed and on the date it is declared effective, it will comply in all material respects with all applicable requirements of the Act and the 1934 Act. No representation or warranty is made in this
Section 5.15 with respect to any information contained in the Registration Statement or the Proxy Statement with respect to Acquisition.

	   (b) The reports to be furnished to Acquisition by Alpha pursuant to Section 6.3(b) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     5.16 Title to Properties; Encumbrances; Condition. Except as will not have a Material Adverse Effect on Alpha, Alpha has good, valid and marketable title to all properties and assets that it purports to own. All properties and assets that Alpha purports to own are owned free and clear of all liens, claims and encumbrances, except for (i) any mortgages or security interests described in the Alpha Financial Statements or the Alpha Interim Financial Statements, (ii) encumbrances and imperfections of title, restrictions and zoning laws, if any, that do not materially detract from the value or impair Alpha's use of the property subject thereto or impair Alpha's operations, (iii) liens for current taxes not yet due, and (iv) any other liens, claims or encumbrances which in the aggregate will not have a Material Adverse Effect on Alpha.

     5.17 Patents. Alpha has delivered to Acquisition a complete and accurate list of all patents and patent applications owned by Alpha or to which Alpha holds a license, including all reissues, divisions, continuations, continuations in part and extensions thereof, and that have not been exclusively licensed by Alpha to unaffiliated third parties (collectively, the "Alpha Intellectual Property"), such list consisting of the serial or patent number, the holder of the patent, the title, the country and the issue date, if a patent, or the filing date, if a patent application. Except as set forth on such list, (i) the patents comprising the Alpha Intellectual Property are valid and enforceable, (ii) Alpha has the sole and exclusive right to use the Alpha Intellectual Property, subject only to such limitations as are imposed by law or governmental regulations and such exceptions as will not have a Material Adverse Effect on Alpha; (iii) no claims have been asserted by any Person in writing to Alpha with respect to the use by Alpha of the Alpha Intellectual Property and, to the knowledge of Alpha, there is no valid basis for any such claim; and (iv) to the knowledge of Alpha, the use by Alpha of the Alpha Intellectual Property does not violate or infringe the proprietary rights of any Person and no Person is infringing the Alpha Intellectual Property. Except as will not have a Material Adverse Effect on Alpha, each license agreement under which Alpha holds Alpha Intellectual Property (i) is valid, enforceable by Alpha and in full force and effect and (ii) to the knowledge of Alpha, neither Alpha nor any other Person is in default of any provision thereof.

     5.18 SEC Reports. Since January 1, 1993, All financial statements, proxy statements, schedules or reports required to be filed by Alpha with the SEC pursuant to the Act or the 1934 Act complied in all material respects with the applicable requirements of the Act and the 1934 Act and the applicable rules and regulations thereunder, and did not include at the time of filing any untrue statement of a material fact or omit to state a material fact concerning Alpha necessary in order to make the statements contained therein, in light of the circumstances under which they were made not misleading. True and completed copies of all materials required to be filed as exhibits to such reports have been filed with the SEC.

     5.19 Alpha Common Stock. The shares of Alpha Common Stock to be issued or delivered pursuant to this Agreement will be duly authorized and, upon issuance in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable and will not be subject to any restriction on transfer, except pursuant to the Act and applicable state securities laws. No stockholders of Alpha are entitled to exercise any preemptive rights in connection with the transactions contemplated by this Agreement.

     5.20 Rights Agreement. The execution, delivery and performance of this Agreement by the parties hereto (i) will not result in Acquisition or any of its Affiliates or Associates becoming an Acquiring Person under the Rights Agreement, dated as of April 29, 1994, between Alpha and American Stock Transfer & Trust Company, as Rights Agent (as amended through the date hereof, the "Rights Agreement"), (ii) will not be the cause of any event described in Section 11 of the Rights Agreement or in the occurrence of a Distribution Date under the Rights Agreement, (iii) will not entitle or permit the holders of the Rights to exercise the Rights, and
(iv) all amendments to the Rights Agreement have been duly and validly adopted in accordance with Section 26 thereof. No Acquisition stockholder immediately prior to the Merger shall become an Acquiring Person after the Merger, without regard to the number of shares of Alpha Common Stock acquired in the Merger or thereafter by such Acquisition stockholder (or any of its Affiliates or Associates). For purposes of this
Section 5.20 and Sections 6.11 and 9.4 only, capitalized terms used and not defined in this Agreement have the respective meanings ascribed to such terms in the Rights Agreement.

     5.21 No Misrepresentations. The representations and warranties made by Alpha in this Agreement or in any Schedule hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the state-ments or facts contained herein or therein not misleading. The fact that Acquisition and its representatives have conducted an investigation of Alpha prior to the execution of this Agreement shall not affect the representations and warranties contained in this Article V or the extent of the obligations or liabilities of Alpha in the event of a breach of any such representation or warranty.


			  ARTICLE VI

	     CERTAIN UNDERSTANDINGS AND AGREEMENTS

     6.1   Conduct of the Business Pending the Effective Date.
Acquisition and Alpha each agree that, pending the Effective
Date, except as expressly contemplated or permitted by this
Agreement:

	   (a) Each shall carry on its respective businesses substantially in the same manner as heretofore conducted and, consistent with such operation, will comply with all applicable legal and contractual obligations and maintain in effect its proprietary rights, except as will not have a Material Adverse Effect on Acquisition or Alpha, as applicable, and will maintain all of its assets in customary repair, ordinary wear and tear excepted, and each will not make any change in any method of reporting income or expenses for financial accounting or federal income tax purposes. Each shall use its best efforts to preserve its organization intact, to keep available the services of its current officers and employees and to preserve the goodwill of its suppliers, creditors and customers.

	   (b) Except as expressly contemplated or permitted by this Agreement, each will not, without the prior written consent of the other:

	       (i) except as permitted by this Section 6.1, enter into any contract or commitment or engage in any transaction (including, without limitation, investments of any kind) or waive or release any material right relating to or arising out of any existing contract, arrangement or agreement;

	       (ii) enter into any joint venture, partnering or collaboration agreement, whether or not in the ordinary course of business;

	       (iii) sell or dispose of any assets or license any patent or other proprietary rights, other than in the ordinary course of business;

	       (iv) make any capital expenditures in an amount in excess of $25,000, or enter into any leases which, in the aggregate, would result in annual lease payments in excess of $50,000;

	       (v) incur any indebtedness for borrowed money, other than short-term indebtedness of either party which shall be repaid prior to the Effective Time;

	       (vi) issue any additional shares of its capital stock (except upon the conversion or exercise of out-standing convertible securities, warrants and options), any options, warrants or other rights to acquire shares of capital stock or any security convertible into shares of capital stock, or repurchase or redeem any shares of its capital stock;

	       (vii) make or declare any dividend or
     distribution with respect to any shares of its capital stock, enter into any merger, reorganization, recapitalization or other fundamental corporate change;

	       (viii) amend its Certificate of Incorporation or Bylaws (including any change in the number of shares of any class of its authorized capital stock);

	       (ix) issue or sell any bonds or other
     securities;

	       (x)  mortgage, pledge or subject to lien or
     other encumbrances any material amount of its assets, tangible or intangible;

	       (xi) cancel any debt or claim or waive any right of material significance;

	       (xii) make or grant any wage increase (other than normal periodic increases) to any of its employees or negotiate any amendments to any existing collective bargaining agreements or any new collective bargaining agreements;

	       (xiii) do any act or omit to do any act which will cause a material breach of any representation, warranty or covenant contained in this Agreement or the Schedules hereto;

	       (xiv)  make any loan to or otherwise purchase
     the debt of any Person, other than in the ordinary course of business;

	       (xv)  make any material change in the
     relationship between it and any of its customers or suppliers;

	       (xvi) incur any obligations or enter into any transaction outside of the ordinary course of business and, with respect to Alpha, materially in excess of the amounts provided for the budget provided to Acquisition; or

	       (xvii)  enter into any contract, commitment or
     agreement with respect to any of the foregoing.

     (c) Notwithstanding the provisions of paragraphs (a) and (b) of this Section 6.2, (i) subject to Acquisition's consent, not to be unreasonably withheld, Alpha shall be permitted to take all such actions as are reasonably necessary to effect the New Alpha Investment and (ii) Acquisition shall be permitted to take all such actions as are reasonably necessary to effect the Equity Financing.

     6.2 Access. (a) Between the date hereof and the Effective Date, each party shall allow the authorized representatives of the other full access, during normal business hours and in such a manner not unduly disruptive to its normal business activities, to any and all of its premises, properties, contracts, books, records and operations, and will cause its officers to furnish to the other any and all financial, technical and operating data and other information pertaining to its business as the other shall from time to time reasonably request; provided, however, the foregoing shall not require either party to permit any access, or to disclose any information, which in the reasonable judgment of such party would result in the disclosure of any trade secrets of third parties, violate any obligation of such party with respect to confidentiality or constitute a waiver of any attorney-client or other privilege of such party.

	   (b)  In the event of the termination of this
Agreement, each party shall, and shall cause its representatives to, deliver to the other all documents and other written materials, including all copies thereof, obtained pursuant to Section 6.2(a) or otherwise in connection with the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement.
Each party agrees that it shall, and shall use its best efforts to cause its representatives to, keep confidential, and not use for any purpose other than in connection with the transaction contemplated by this Agreement, for a period of five years from the date this Agreement is terminated, all Confidential Information obtained by it or its representatives from the other party or its representative (including Confidential Information obtained or furnished prior to the date of this Agreement); provided, however, that these obligations shall not apply to (i) any disclosures required by applicable law or (ii) any information that (A) previously was known to the receiving party, (B) was, at the time obtained, generally known to the public, (C) subsequently became known to the pubic through no fault of the receiving party or (D) was disclosed to the receiving party by a third party not bound to an obligation of confidentiality.

     6.3 Interim Financial Statements of Acquisition and SEC Reports of Alpha. (a) Within 30 days after the end of each fiscal quarter after the date hereof, Acquisition will deliver to Alpha an unaudited balance sheet of Acquisition as of the end of such fiscal quarter, together with an unaudited statement of operations and changes in stockholders' equity for the fiscal quarter then ended. Such financial statements shall be accompanied by a certificate of the President of Acquisition stating that they fairly present the financial position and results of operations of Acquisition as of or for the periods indicated in accordance with generally accepted accounting principles consistently applied, except as otherwise indicated in such statements and except that such financial statements need not contain statements of cash flows or notes and may be subject to normal year-end adjustments.

	   (b) Prior to filing any Quarterly Report on Form 10-Q or Annual Report on Form 10-K with the SEC, Alpha shall provide a draft to Acquisition and afford it an opportunity to comment on any discussion therein of Acquisition or the Merger. Promptly following the filing of such report, Alpha shall deliver a copy thereof to Acquisition.

     6.4 Registration Statement. Subject to the provisions of Sections 6.7 and 6.15, and as soon as practicable after the execution of this Agreement, Alpha shall (i) prepare and file with the SEC a registration statement on Form S-4, or other appropriate form (the "Registration Statement"), to register the shares of Alpha Common Stock to be issued pursuant to the Merger and shall use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as soon as practicable and (ii) use commercially reasonable efforts to cause the shares of Common Stock to be issued in the Merger to be registered or otherwise qualified for sale under the securities laws of the States of the United States in which the holders of Acquisition securities entitled to vote on the Merger reside. Alpha shall afford Acquisition the opportunity to review and comment on the Registration Statement, and any amendments thereto, and on all state securities law filings prior to the filing thereof.

     6.5 Stockholder Meetings. (a) Promptly following the effectiveness of the Registration Statement, Alpha shall call a special meeting of its stockholders (the "Alpha Special Meeting") to be held as soon as practicable thereafter (but in any event not earlier than 30 business days following the date that the notice of meeting is sent to stockholders of Alpha) for the purpose of voting on the Merger and any other of the matters that are being submitted to a vote of its stockholders, and in connection therewith shall prepare and mail to its stockholders an appropriate notice of such meeting, the Proxy Statement and a form of proxy, all in accordance with applicable law and Alpha's Restated Certificate of Incorporation and Bylaws.

	   (b) Promptly following the effectiveness of the Registration Statement, Acquisition shall call a special meeting of its stockholders to be held as soon as practicable thereafter (but in any event not earlier than 30 days following the date that the notice of meeting is sent to the stockholders of Acquisition) for the purpose of voting on the Merger and any other of the matters that are being submitted to a vote of its stockholders, and in connection therewith shall prepare and mail to its stockholders an appropriate notice of such meeting, the Proxy Statement and a form of proxy, all in accordance with applicable law and Acquisition's Certificate of Incorporation and Bylaws.

     6.6 Recommendation of Merger. (a) Subject to the provisions of Section 6.7 and subject to its fiduciary obligations, the Board of Directors of Alpha shall unanimously recommend to the stockholders of Alpha the adoption of this Agreement and the approval of any other of the matters contemplated hereby that are being submitted to a vote of its stockholders, and shall use all reasonable efforts to obtain such adoption and approval.

	   (b) Subject to its fiduciary obligations, the Board of Directors of Acquisition shall unanimously recommend to the stockholders of Acquisition the adoption of this Agreement and the approval of any other of the matters contemplated hereby that are being submitted to a vote of its stockholders, and shall use all reasonable efforts to obtain such adoption and approval.

     6.7 Fairness Opinion. Alpha shall use commercially reasonable efforts to obtain from an investment bank firm of recognized standing, on or prior to December 15, 1995, a written opinion stating that the Merger is fair to the stockholders of Alpha from a financial point of view (the "Fairness Opinion"). The receipt of the Fairness Opinion shall be a condition to the obligations of Alpha under Sections 6.4 and 6.6(a).

     6.8   Employment Agreements.  Prior to the Effective
Time, Alpha shall enter into employment agreements with Michael Berman, Robert Lanham and David Crockford, each having customary provisions reasonably satisfactory to Acquisition.

     6.9 Alpha Stock Incentive Plan. At the Alpha Special Meeting, Alpha shall submit to a vote of its stockholders the adoption of a new stock incentive plan substantially in the form attached hereto as Exhibit B, with the effect that, after the Effective Time, Alpha shall be authorized to issue upon the exercise of stock options, or as restricted shares or other equity incentives, shares of Alpha Common Stock equal to approximately 15% of the number of shares of Alpha Common Stock outstanding immediately after the Effective Time.

     6.10 Increase of Size of Alpha Board. Prior to the Effective Time, the Board of Directors of Alpha shall adopt a resolution fixing at seven the number of persons which shall constitute the Board of Directors of Alpha as of the Effective Time. Immediately prior to the Effective Time, Alpha shall appoint to its Board of Directors, as additional directors, Steve H. Kanzer and two additional directors designated by Acquisition and reasonably acceptable to Alpha to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal in accordance with the Restated Certificate of Incorporation and By-Laws of Alpha.

     6.11 Acquisition Proposals. Neither party shall, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative to, directly or indirectly, (i) solicit or otherwise encourage any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or
(ii) except to the extent permitted by the last sentence of this Section 6.11, engage in discussions or negotiations concerning, or provide any non-public information to, any Person relating to any Acquisition Proposal. Each party immediately shall cease and cause to be terminated any ongoing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Except to the extent permitted by the last sentence of this
Section 6.11, Alpha will not amend the Rights Agreement, make any determination relating thereto or take any other action in connection therewith which would result in any Person not being an Acquiring Person under the Rights Agreement or in any transaction not being the cause of any event described in
Section 11 of the Rights Agreement or the occurrence of a Distribution Date under the Rights Agreement. Each party shall immediately notify the other of any negotiations, requests for non-public information or discussions relating to an Acquisition Proposal and will keep the other fully informed of the status and details of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" means any proposal or offer for a merger or other business combination involving such party or any proposal or offer to acquire an equity interest in, or a material portion of the assets of, such party other than the transactions contemplated by this Agreement. Notwithstanding anything in this Section 6.11 to the contrary, Alpha or Acquisition, to the extent that the Board of Directors of such party determines in good faith with the written advice of outside counsel that a failure to do so could reasonably be expected to result in a breach of its fiduciary duties under applicable law, may participate in discussions or negotiations with, furnish information to, afford access to the properties, books and records of such party to any Person, or amend the Rights Agreement or taken any other action thereunder in connection with a possible Acquisition Proposal with respect to such party by such Person.

     6.12 Acquisition Affiliates. Prior to the Effective Time, Acquisition shall provide to Alpha a list of the names of its "affiliates," as such term is defined for purposes of Rule 145 under the Act. Acquisition shall use its best efforts to obtain from such "affiliates", prior to the Effective Time, a letter in customary form regarding the disposition of shares of Alpha Common Stock following the Effective Time.

     6.13 New Technology Development. Acquisition shall use commercially reasonable efforts to acquire from the National Institutes of Health (the "NIH") a worldwide license to the Technology (the "Technology License") and to enter into a Cooperative Research and Development Agreement with the NIH to fund further clinical development of the Technology as a treatment for psoriasis and anterior uveitis (the "CRADA"), in each case as soon as practicable following the date hereof and on terms reasonably satisfactory to Alpha. Prior to the Effective Time, Acquisition shall pay, when due, all initial license payments, milestone payments and royalties payable under the Technology License and provide all funding required under the CRADA.

     6.14 Bridge Financing. To the extent that Alpha does not complete the New Alpha Investment permitted by Section 6.1(c) before December 1, 1995, then to such extent, if requested by Alpha, Acquisition shall provide bridge financing to Alpha of up to $2.0 million, in accordance with the schedule and terms described in Schedule 6.14. The obligation of Acquisition under this Section 6.14 shall be contingent upon Acquisition raising sufficient funds in the Equity Financing to meet the funding schedule set forth in Schedule 6.14.

     6.15 Equity Financing. As soon as practicable following the date hereof, Acquisition shall commence and use commercially reasonable efforts to complete the Equity Financing. It shall be a condition to the obligation of Alpha to file the Registration Statement that Acquisition has satisfied the Minimum Condition of the Equity Financing. Acquisition represents and warrants to Alpha that the Equity Financing will be effected in compliance with the Act, the 1934 Act, and all other applicable requirements of law.

     6.16 Mutual Cooperation. Each of Alpha and Acquisition shall use all reasonable efforts to cause the fulfillment of the conditions to its obligations hereunder, and to obtain as promptly as possible all consents, authorizations, orders or approvals of any third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement. Each shall coordinate and cooperate with the other in exchanging such information and providing such reasonable assistance as the other may request in connection with the foregoing.

			  ARTICLE VII

	    CONDITIONS TO OBLIGATIONS OF EACH PARTY

     The obligation of each party to effect the Merger shall be subject to the fulfillment, on or prior to the Closing
Date, of the following conditions:

     7.1 Approval of Merger. This Agreement shall have been approved by the affirmative vote of holders of Acquisition
Common Stock and Alpha Common Stock required by the Delaware
General Corporation Law.

     7.2 No Injunction or Legal Bar. No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited under any applicable federal or state law or regulation.

     7.3 No Action or Proceeding. No claim, action, suit, order or other proceeding shall be pending or threatened by any Person before any court, agency or administrative body which in the reasonable judgment of Alpha or Acquisition creates a reasonable possibility that the consummation of the Merger or any of the transactions contemplated hereby will be restrained, enjoined or otherwise prevented or will result in damages or other relief that would have a Material Adverse effect on Alpha after the Merger.

     7.4 Consents and Approvals. There shall have been obtained all permits, approvals and consents of any governmental body or agency of any jurisdiction required for the consummation of the Merger, except as will not have a Material Adverse Effect on Alpha after the Merger.

     7.5   Registration Statement and Proxy Statement.  The
Registration Statement shall have become effective under the Act and shall not be the subject of any stop order or proceedings seeking a stop order, and the Proxy Statement shall not be subject to any proceedings commenced or threatened by the SEC.

     7.6 Appraisal Rights. The number of shares of Alpha Common Stock as to which dissenters' rights of appraisal have been asserted and not withdrawn shall not exceed 5% of the number of shares of Alpha Common Stock outstanding immediately prior to the Effective Time.


			 ARTICLE VIII

	      CONDITIONS TO OBLIGATIONS OF ALPHA

     The obligation of Alpha to effect the Merger shall be subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions, except as may be waived by Alpha pursuant to Section 11.9:

     8.1 Accuracy of Representations and Warranties. The representations and warranties of Acquisition set forth in
Article IV shall (i) be true and correct in all material respects as of the date hereof and (ii) shall be true and correct as of the Closing Date (except to the extent that a representation or warranty speaks only as of an earlier date and except for changes resulting from actions contemplated or permitted by this Agreement); provided, however, that any inaccuracy of a representation or warranty as of the Effective Date shall not result in the failure to satisfy this Section
8.1 unless such inaccuracy, individually or in the aggregate with such other inaccuracies, constitutes facts or circumstances having a Material Adverse Effect on Alpha or Acquisition.

     8.2 Acquisition's Performance. Acquisition shall have performed in all material respects all agreements and covenants that it is obligated to perform on or prior to the Closing Date.

     8.3 Closing Certificate. Alpha shall have received a certificate signed by the President and Chief Executive
Officer of Acquisition, dated the Closing Date, to the effect that the conditions of Sections 8.1 and 8.2 have been satisfied.

     8.4 Opinion of Company Counsel. Alpha shall have been furnished with an opinion of Bachner, Tally, Polovoy & Misher, counsel to Acquisition, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

     8.5 Fairness Opinion. Alpha shall have received the Fairness Opinion contemplated by Section 6.7.

     8.6 Equity Financing. Acquisition shall have satisfied the Minimum Condition of the Equity Financing; provided, however, that in the event the condition of this Section 8.6 is waived by Alpha, the shares of Alpha Common Stock issued pursuant to Section 3.1(b) shall be based on the Adjusted Acquisition Exchange Ratio.

     8.7 Technology License. Acquisition shall have entered into the Technology License and the CRADA on terms reasonably satisfactory to Alpha.

     8.8 Opinion of Tax Counsel. Alpha shall have received an opinion, dated the Closing Date, of Covington & Burling, substantially to the effect that for federal income tax purposes (i) Alpha will not recognize gain or loss as a result of the Merger, (ii) the stockholders of Alpha (except with respect to cash received in lieu of fractional interests or upon exercise of dissenters' rights of appraisal pursuant to the Delaware General Corporation Law) will not recognize gain or loss as the result of the Merger, (iii) except for such adjustments as are necessary to give effect to fractional shares, the basis of the shares of Alpha Common Stock held Alpha stockholders after the Reverse Stock Split will be the same as the corresponding shares of Alpha Common Stock held by such stockholders before the Reverse Stock Split, (iv) the holding period of the Alpha Common Stock held after the Reverse Stock Split will include the period during which the corresponding shares of Alpha Common Stock were held prior to the Reverse Stock Split. In issuing such opinion, Covington & Burling may require and rely upon appropriate and customary representations of the officers or representatives of Alpha.]

			  ARTICLE IX

	   CONDITIONS TO OBLIGATIONS OF ACQUISITION

     The obligation of Acquisition to effect the Merger shall be subject to the fulfillment, at or prior to the Closing
Date, of the following additional conditions, except as may be waived by Acquisition pursuant to Section 11.9.

     9.1 Accuracy of Representations and Warranties. The representations and warranties of Alpha set forth in Article V
(i) shall be true and correct in all material respects as of the date hereof and (ii) shall be true and correct as of the Closing Date (except to the extent that a representation or warranty speaks only as of an earlier date and except for changes resulting from actions contemplated or permitted by this Agreement); provided, however, that any inaccuracy of a representation or warranty as of the Effective Date shall not result in the failure to satisfy this Section 9.1 unless such inaccuracy, individually or in the aggregate with such other inaccuracies, constitutes facts or circumstances having a Material Adverse Effect on Acquisition or Alpha.

     9.2 Alpha's Performance. Alpha shall have performed in all material respects all agreements and covenants that it is obligated to perform on or prior to the Closing Date.

     9.3 Closing Certificate. Acquisition shall have received a certificate signed by the President and Chief Executive Officer of Alpha, dated the Closing Date, to the effect that the conditions set forth in Sections 9.1 and 9.2 have been satisfied.

     9.4 Opinion of Alpha Counsel. Acquisition shall have been furnished with an opinion of Covington & Burling, counsel to Alpha, dated the Closing Date, substantially in the form attached hereto as Exhibit D, including an opinion substantially to the effect that the execution, delivery and performance of this Agreement by the parties hereto (i) has not resulted and will not result in Acquisition or any of its Affiliates or Associates (as such terms are defined in the Rights Agreement) being an Acquiring Person under the Rights Agreement, (ii) has not been and will not be the cause of any event described in Section 11 of the Rights Agreement or in the occurrence of a Distribution Date under the Rights Agreement, (iii) has not entitled or permitted and will not entitle or permit the holders of the Rights to exercise the Rights, (iv) no stockholder of Acquisition immediately prior to the Merger shall become an Acquiring Person after the Merger, without regard to the number of shares of Alpha Common Stock acquired in the Merger or thereafter by such Acquisition stockholder (or any of its Affiliates or Associates) and (v) that the amendment authorized by the Board of Directors of Alpha on November 9, 1995, to the Rights Agreement has been duly and validly authorized, executed and delivered by the parties to the Rights Agreement.

     9.5   Certain Litigation.  Prior to the Effective Date,
(i) in the litigation captioned In Re Alpha 1 Biomedicals, Inc. Securities Litigation, Civil Action No. 94-1138, the United States District Court for the District of Maryland shall have entered a Final Judgment and Order of Dismissal (as such term is used in the Stipulation of Settlement, dated September 12, 1995), approving the class action settlement pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, (ii) no appellate court of appropriate jurisdiction shall have entered an order vacating or reversing such approval, and (iii) Alpha shall not have been notified that either stockholders owning or having owned more than 100,000 shares of Alpha Common Stock in the aggregate have, or any single stockholder owning or having owned more than 25,000 shares of Alpha Common Stock has, made a request for exclusion from the class action settlement.

     9.6   Capitalization of Alpha.  The shares of Alpha
Common Stock outstanding, or reserved for issuance upon the exercise of outstanding options and warrants, immediately prior to the Effective Time (excluding any shares of Common
Stock issued, or reserved for issuance upon the exercise of the warrants issued in connection with the New Alpha
Investment) shall not exceed 12.8 million.


			   ARTICLE X

			  TERMINATION

     10.1 Termination. This Agreement may be terminated at any time prior to the Effective Date as follows:

	   (a) by mutual agreement of Alpha and Acquisition;

	   (b) by Alpha or Acquisition, if the Effective Time shall not have occurred on or before June 30, 1996; provided, however, that in the event that by such date Alpha has not held the Alpha Special Meeting to approve or disapprove the Merger, Acquisition may unilaterally extend the period until a meeting is held at which the holders of a majority of the outstanding shares of Alpha Common Stock either approve or disapprove the Merger;

	   (c) by Alpha, if it is not in material breach of its obligations under this Agreement and if Acquisition
(i) shall have defaulted in any material respect in the performance of any obligation under this Agreement and such default shall not have been remedied within 20 days after receipt of notice thereof by Acquisition in writing from Alpha or (ii) any representation or warranty of Acquisition made herein for the benefit of Alpha, or in any certificate, schedule or document furnished to Alpha pursuant to this Agreement was untrue as of the date made, except as will not have a Material Adverse Effect on Alpha after the Merger;

	   (d) by Acquisition, if it is not in material breach of its obligations under this Agreement and if Alpha (i) shall have defaulted in any material respect in the performance of any obligation under this Agreement and such default shall not have been remedied within 20 days after receipt of notice thereof by Alpha in writing from Acquisition or (ii) if any representation or warranty of Alpha made herein for the benefit of Acquisition or in any certificate, schedule or document furnished to Acquisition pursuant to this Agreement was untrue as of the date made, except as will not have a Material Adverse Effect on Alpha after the Merger;

	   (e) by Alpha or Acquisition at any time if the Fairness Opinion contemplated by Section 6.7 shall not have been obtained on or prior to January 15, 1996;

	   (f) by Alpha, if as the result of a tender offer or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (in each case, a "Business Combination") by a Person other than Acquisition or any of its affiliates, the Board of Directors of Alpha determines in good faith that the fiduciary obligations of the directors under applicable law requires that such tender offer or other written offer or proposal be accepted;

	   (g) by Alpha or Acquisition, if (i) at the Alpha Special Meeting, or any adjournment thereof, the stockholders of Alpha fail to approve the Merger, or (ii) at the Acquisition Special Meeting, or any adjournment thereof, the stockholders of Acquisition fail to approve the Merger; or

	   (h) by Alpha, if (i) Acquisition fails to deliver to Alpha the opinion on the Acquisition Financial Statements contemplated by Section 4.4 on or before December 7, 1995, or
(ii) such financial statements or the opinion thereon disclosed any information not satisfactory to Alpha.

     10.2 Effect or Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall become void and of no further force or effect, except that (i) in the event that the Agreement is terminated pursuant to Section 10.1(c) or 10.1(d), the other party shall reimburse the terminating party for all out-of-pocket fees and expenses incurred by the terminating party in connection with this Agreement, including without limitation the fees disbursements of all legal, accounting, financial and other professional advisors ("Out-of-Pocket Expenses"), (ii) if Alpha (other than under circumstances that result in a termination under Section 10.1(f)) withdraws its recommendation that its stockholders approve the Merger and at the Alpha Special Meeting, or any adjournment thereof, the stockholders of Alpha fail to approve the Merger, or if Acquisition withdraws its recommendation that its stockholders approve the Merger and at the Acquisition Special Meeting, or any adjournment thereof, the stockholders of Acquisition fail to approve the Merger, then the other party, upon termination of this Agreement pursuant to Section 10.1(g), shall be reimbursed for Out-of-Pocket Expenses, and (iii) in the event that this Agreement is terminated pursuant to Section 10.1(f), Alpha shall pay to Acquisition, upon the closing of such Business Combination, a termination fee of $400,000. The provisions of this Sections 10.2 and Sections 6.2(b), 11.2, 11.3, 11.4, 11.5, 11.8, 11.9 and 11.10 and the Confidentiality
Agreement shall survive the termination of this Agreement.
The termination of this Agreement pursuant to Section 10.1 shall not relieve either party of any liability it may have arising from any breach by it of any provision of this Agreement.


			  ARTICLE XI

			 MISCELLANEOUS

     11.1 Representations and Warranties Not to Survive. The representations and warranties contained in this Agreement shall not survive the Effective Time.

     11.2 Expenses. In the event the Merger is consummated, all costs and expenses incurred by Acquisition in connection with this Agreement and the transactions contemplated hereby shall be paid by Alpha. In the event the Merger is not consummated, each party shall bear its own costs and expenses.

     11.3 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement or with respect hereto shall be in writing and may be given or made by (i) personal service, (ii) first class United States mail, postage prepaid, (iii) overnight delivery service or (iv) telecopy, if confirmed promptly by any of the methods specified in clauses (i) through (iii) of this sentence, addressed as set forth below, and shall be duly given or made when received:

	   If to Alpha:

	       Alpha 1 Biomedicals, Inc.
	       Two Democracy Center
	       6903 Rockledge Drive
	       Suite 1200
	       Bethesda, MD 20817
	       Attention:  Michael L. Berman, Ph.D.

	   with a copy to:

	       Michael Lefever, Esq.
	       Covington & Burling
	       1201 Pennsylvania Ave., N.W.
	       Washington, DC 20004

	   If to Alpha 1 Acquisition Corp.:

	       Alpha 1 Acquisition Corp. Inc.
	       c/o The Castle Group Ltd.
	       375 Park Avenue
	       Suite 1501
	       New York, New York  10152
	       Attention:  Steve H. Kanzer

	   with a copy to:

	       Jill Cohen, Esq.
	       Bachner, Tally, Polevoy & Misher
	       380 Madison Ave.
	       New York, New York 10017

Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section 11.3.

     11.4 Assignability and Parties in Interest. This Agreement shall not be assignable without the prior consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other Person any rights or remedies under or by reason of this Agreement.

     11.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without giving effect to the conflicts of law provisions thereof).

     11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and which together shall constitute a single instrument.

     11.7 Publicity. Acquisition and Alpha agree that the timing and content of any press release or other public announcement with respect to this Agreement and the transactions contemplated hereby shall be subject to mutual agreement of the parties hereto to the maximum extent feasible and consistent with their respective legal obligations to disseminate material information to their stockholders and the public. The parties further agree that until the Technology License and the CRADA executed between Acquisition and NIH, Acquisition and Alpha agree to use their best efforts to hold the terms thereof in confidence.

     11.8 Entire Agreement. This Agreement and the Schedules, and any documents delivered pursuant hereto, contain the entire understanding and agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements or understandings, express or implied, oral or written, between the parties with respect to the subject matter hereof.

     11.9  Modifications, Amendments and Waivers.

	   (a) Subject to the limitations of Section 251(d) of the Delaware General Corporation Law, at any time prior to the Effective Date, and notwithstanding that the stockholders of Acquisition and Alpha shall have approved this Agreement, the Alpha and Acquisition may mutually agree to terminate, amend, modify or supplement this Agreement in any or all respects.

	   (b) At any time prior to the Effective Date, the parties hereto may, by written agreement (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any Schedule or document delivered pursuant hereto and
(iii) waive compliance with any of the covenants or agreements contained in this Agreement.

	   (c) Any written instrument or agreement referred to in this Section 11.9 shall be validly and sufficiently authorized for the purposes of this Agreement if signed on behalf of Acquisition and Alpha by persons authorized to sign this Agreement.

     11.10 Severability. If any provisions of this Agreement, or the application thereof, shall for any reason or to any extent be held invalid or unenforceable as to any Person or under any circumstances, (i) the remainder of this Agreement and application of such provision to other Persons and in other circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated to the fullest extent permitted by law and (ii) the parties shall negotiate in good faith to replace any provision so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.
	   IN WITNESS WHEREOF, Alpha and Acquisition each have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


			      ALPHA 1 BIOMEDICALS, INC.



			      By:   /s/ Michael L. Berman
				   Michael L. Berman, Ph.D.
				   President and Chief
				   Executive Officer

Attest:    /s/ Robert J. Lanham
	   Robert J. Lanham
	   Secretary



			      ALPHA 1 ACQUISITION CORP.



			      By:   /s/ Steve H. Kanzer
				       Steve H. Kanzer
				       President and Chief
				       Executive Officer

Attest:    /s/ Steve H. Kanzer
	       Secretary



                                			   EXHIBIT A

                  	RESTATED CERTIFICATE OF INCORPORATION OF ALPHA





                                			   EXHIBIT B

                        		  ALPHA STOCK INCENTIVE PLAN






			                                  EXHIBIT C

                        		  FORM OF OPINION OF BACHNER,
                       		    TALLY, POLEVOY & MISHER





                               			   EXHIBIT D

                  	    FORM OF OPINION OF COVINGTON & BURLING










                                     						      Exhibit (c)(2)


                     AGREEMENT

	  This Agreement, dated as of November 13, 1995, is entered into between Alpha 1 Biomedicals, Inc., a Delaware corporation ("Alpha"), and the RAQ, LLC, a Delaware limited liability company ("RAQ").

	  WHEREAS, on the date hereof, Alpha and Alpha 1 Acquisition Corp., a Delaware corporation ("Acquisition"), have entered into an Agreement of Merger (the "Merger Agreement"), pursuant to which, subject to the satisfaction of the terms and conditions thereof, Acquisition will be merged into Alpha (the "Merger");

	  WHEREAS, Lindsay Rosenwald, the sole member of RAQ, also is the controlling stockholder of The Castle Group, Ltd., a New York corporation ("Castle");

	  WHEREAS, RAQ is the principal stockholder of Acquisition;

	  WHEREAS, each of the stockholders of Acquisition on the date hereof, as listed on Schedule 4.2(b) of the Merger
Agreement, is either an Affiliate, an employee, or a relative of an employee of Castle; and

	  WHEREAS, Alpha and RAQ wish to enter into certain arrangements pertaining to the corporate governance of Alpha subsequent to the Merger.

	  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

	  1. Definitions. For purposes of this Agreement, capitalized terms not otherwise defined have the following meanings:

	       (a)  "Affiliate" has the meaning ascribed to
such term in Rule 12b-2 under the Exchange Act.

	       (b)  "Associate" has the meaning ascribed to
such term in Rule 12b-2 under the Exchange Act.

	       (c) "RAQ Related Party" means any Affiliate or employee of RAQ (and any Associate of such Affiliate or employee).

	       (d)  "Continuing Directors" means the (i)
individuals who on the date hereof are directors of Alpha and
(ii) any person who becomes a director of Alpha subsequent to the date hereof (other than the directors contemplated by Section 6.10 of the Merger Agreement) whose nomination for election or appointment is approved by a vote of at least a majority of the then Continuing Directors.

	       (e)  "Exchange Act" means the Securities
Exchange Act of 1934, as amended.

	  2. Voting Agreement. RAQ hereby agrees that at the 1996 Annual Meeting of Alpha, if held before June 30, 1996, it (i) will vote all shares of common stock, par value $.001 per share ("Alpha Common Stock"), owned by it, and (ii) will use its best efforts to cause all RAQ Related Parties to vote any shares of Alpha Common Stock owned by them, for the election as directors of Alpha of (1) the four current directors of Alpha (or any replacements for any of them nominated by the Board of Directors of Alpha) and (2) the three additional directors contemplated by Section 6.10 of the Merger Agreement.

	  3.   Business Combination Transactions.

	       (a)  For a period of two years following the
closing of the Merger, except as permitted by paragraph (b), RAQ will not initiate, and will use its best efforts to prevent any RAQ Related Party from initiating (or, in either case, causing or encouraging any other person who is a member of a group within the meaning of Rule 13d-5 under the Exchange Act of which RAQ or any RAQ Related Party is a member to initiate), (i) any tender offer or exchange offer with respect to any outstanding shares of Alpha Common Stock, (ii) any merger, consolidation, or other business combination transaction between Alpha and RAQ or any affiliate of RAQ, or
(iii) any transfer of a material amount of assets between Alpha and RAQ or any affiliates of RAQ.

	       (b) The provisions of paragraph (a) shall not apply to (i) any transaction that is approved by a majority of the Continuing Directors or (ii) if there are no Continuing Directors, by a majority vote of the stockholders of Alpha other than RAQ and all RAQ Related Parties.

	  IN WITNESS WHEREOF, Alpha and RAQ each have caused this Agreement to be duly executed as of the date first above written.

			 ALPHA 1 BIOMEDICALS, INC.


			 By:___________________________
			      Michael Berman, President
			      and Chief Executive Officer


			 RAQ, LLP


			 By:___________________________
			      Lindsey Rosenwald
			      Chief Executive


                                        							Exhibit (c)(3)


                         FIRST AMENDMENT

                                 To

                         RIGHTS AGREEMENT

	  This First Amendment, dated as of November 9,
1995, amends the Rights Agreement, dated as of April 29, 1994 (the "Rights Agreement"), between Alpha 1 Biomedicals, Inc., a
Delaware corporation (the "Company"), and American Stock
Transfer & Trust Company, as Rights Agent (the "Rights
Agent").

	  WHEREAS, the Company and Alpha 1 Acquisition
Corp., a Delaware corporation ("Acquisition"), intend to enter into an Agreement of Merger, dated as of November 13, 1995 (the
"Merger Agreement"), pursuant to which, on the terms and conditions set forth therein, Acquisition will be merged with and into the Company (the "Merger");

	  WHEREAS, the Board of Directors of the Company has determined that the Merger is in the best interests of the Company and its stockholders; and

	  WHEREAS, the Board of Directors, pursuant to
Section 26 of the Rights Agreement, wishes, in connection with the execution and delivery of the Merger Agreement, to amend the Rights Agreement to exclude certain persons and certain transactions from the application of the Rights Agreement.

	  NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   The term "Acquiring Person" as set forth in Section
1 of the Rights Agreement is hereby amended to add at the end thereof the following sentence:

	  Notwithstanding the foregoing, (i) neither
	  Alpha 1 Acquisition Corp. ("Acquisition") nor any of its Affiliates or Associates shall become an Acquiring Person by reason of the execution, delivery or performance of the Agreement of Merger, dated as of November 10, 1995, between the Company and
	  Acquisition, as it may be amended from
	  time to time (the "Merger Agreement"), and
	  (ii) after the consummation of the merger contemplated by the Merger Agreement (the
	  "Merger") no Person, alone or together
	  with all Affiliates and Associates of such Person, who was a stockholder of Acquisition immediately prior to the
	  Merger shall be an Acquiring Person,
	  without regard to the number of Common
	  Shares acquired in the Merger or
	  thereafter by such Person or the
	  Affiliates and Associates of such Person.

     2.   Notwithstanding any provision of the Rights
Agreement, the execution, delivery and performance of the Merger Agreement by the parties thereto shall not give rise to a Distribution Date or cause the Rights to become exercisable.

     3.   The Company shall indemnify and defend the Rights
Agent from, and hold it harmless against, any loss, liability, claim, damage, cost or expense incurred in connection with or arising out of any claim, action or threatened action pertaining to this First Amendment.

     4. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware. Except as amended by this First Amendment, the terms, covenants, conditions and agreements of the Rights
Agreement shall continue in full force and effect.

	  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by a duly authorized officer as of the day and year first above written.

ATTEST:                         ALPHA 1 BIOMEDICALS, INC.


By: /s/ Robert J. Lanham
	Name:  Robert J. Lanham
	Title: Secretary


By: /s/ Michael Berman
 Name:  Michael Berman
 Title: President and
		      Chief Executive
		      Officer



ATTEST:                                         AMERICAN STOCK TRANSFER
                                          					 & TRUST COMPANY,
					                                           Rights Agent


By:
   Name:
   Title

                          						Exhibit (c)(4)

FOR IMMEDIATE RELEASE


CONTACT:       Michael L. Berman, Ph.D.           R.J. Lanham
       	       President and                      Vice President and
	              Chief Executive Officer            Chief Financial
						                                            Officer

       	       301-564-4400                       301-564-4400


                        			 ALPHA 1 BIOMEDICALS
		                   SIGNS DEFINITIVE MERGER AGREEMENT

Bethesda, Maryland, November 20, 1995 -- Alpha 1 Biomedicals, Inc. (OTC Bulletin Board:ALBM) ("Alpha 1") today announced the signing of a definitive merger agreement with Alpha 1 Acquisition Corporation
(AAC), a Company formed by the Castle Group, Ltd.

The merger, if completed, would bring cash resources and new technology into Alpha 1's existing organization. Such resources would augment Alpha 1's current cash position which will enable the Company to continue research studies on its Thymosin beta 4 technology as currently planned, and provide resources to conduct clinical studies involving the new technology to be acquired.

The merger is contingent upon, among other things, the completion by AAC of an equity financing in an amount up to $10 million, but not less than $5 million, the acquisition by AAC of a license to a technology developed at the National Institutes of Health, and the approval of the merger by shareholders of Alpha 1 and AAC.

The number of shares of Alpha 1 common stock issued in the merger will depend on the level of financing realized by AAC. If only the minimum $5 million in gross proceeds are raised, AAC shareholders before the merger will hold 73% of the outstanding Alpha 1 common stock after the merger. If the maximum of $10 million is raised, AAC shareholders will own 81% of the outstanding Alpha 1 common stock after the merger. It is anticipated that a special meeting of the stockholders of Alpha 1 to vote on the transaction will be held during the first quarter of 1996. If approved, the closing would occur shortly thereafter.

Alpha 1 continues to direct its efforts toward the development of Thymosin beta 4, a novel actin-sequestering peptide, which could have applications in the treatment of cystic fibrosis, sepsis, adult respiratory distress syndrome, chronic bronchitis and asthma. In July 1995, Alpha 1 held a pre-IND (Investigational New Drug) meeting with the FDA to present and discuss the development plan for Thymosin beta 4 in the treatment of cystic fibrosis. The company is presently conducting pre-clinical toxicology studies of Thymosin beta 4 in animals in support of its anticipated IND application and plans to begin a Phase I/II clinical trial in cystic fibrosis patients by July 1996.

       				       ********